Exhibit 10.30

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 9, 2021 (this “Amendment”), is entered into by and among OSCAR HEALTH, INC., a Delaware corporation formerly named Mulberry Health, Inc. (the “Borrower”), MULBERRY MANAGEMENT CORPORATION, a Delaware corporation (the “Guarantor”), each of the lenders party to the Credit Agreement (as defined below) as of the date hereof (the “Lenders”) and HPS INVESTMENT PARTNERS, LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders.

WHEREAS the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of October 30, 2020 (as amended, restated, supplemented or modified and in effect immediately prior to the Amendment Effective Date (as defined below), the “Existing Credit Agreement” and, the Existing Credit Agreement as modified by this Amendment, the “Credit Agreement”); and

WHEREAS the Borrower and the Lenders wish now to amend the Existing Credit Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, but effective as of the date hereof, the definition of “Early Payment Fee” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Early Payment Fee” shall mean, on the date of any Premium Event:

(a)    if a Qualified IPO has occurred:

(i)     if such Premium Event occurs prior to the six-month anniversary of the Closing Date, an amount equal to (A) 6.50% multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event plus (B) the aggregate amount of interest (which shall be deemed to accrue for the duration of such period at the rate equal to the Adjusted LIBO Rate plus the Applicable Margin, in each case, as determined by the Administrative Agent on the date two Business Days prior to the date of such Premium Event) which would have otherwise been payable on the aggregate amount of the principal subject to the Premium Event (assuming all interest had been paid in cash), in each case, from the date of the Premium Event through the six-month anniversary of the Closing Date;

(ii)     if such Premium Event occurs after the six-month anniversary of the Closing Date and on or prior to the Early Payment Date, an amount equal to the applicable IPO Prepayment Percentage multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event; or

(iii)    if such Premium Event occurs after the Early Payment Date, there shall be no Early Payment Fee; or

(b)     In the case of any other Premium Event, if such Premium Event occurs at any other time on or prior to the Early Payment Date, (i) on or prior to the two-year anniversary of the Closing Date, an amount equal to (A) 1.00% multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event plus (B) the present value as of such date (computed using a discount rate equal to the Treasury Rate plus 50 basis points) of the aggregate amount of interest (which shall be deemed to accrue for the duration of such period at the rate equal to the Adjusted LIBO Rate plus the Applicable Margin, in each case, as determined by the Administrative Agent on the date two Business Days prior to the date of such Premium Event) which would have otherwise been payable on the aggregate amount of the principal subject to the Premium Event (assuming all interest had been paid in cash), in each case, from the date of the Premium Event through the two-year anniversary of the Closing Date and (ii) after the two-year anniversary of the Closing Date through and including the Early Payment Date, an amount equal to 1.00% multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event.

Section 3. Reaffirmation. Notwithstanding the effectiveness of this Amendment, each Security Document, each other Loan Document, and all guarantees, pledges, grants, security interests and other agreements thereunder shall continue to be in full force and effect and each Loan Party hereby reaffirms each Security Document, each other Loan Document, and all guarantees, pledges, grants, security interests and other agreements thereunder. This Amendment shall not be a novation. This Amendment shall not release, limit nor impair in any way (i) any guarantee provided under the Guarantee and Collateral Agreement or any other Loan Document or (ii) any security interests or liens (or the priority thereof) held by the Administrative Agent for the benefit of any Lender against any assets of any Loan Party arising under any Security Document or any other Loan Document.

Section 4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders, that (a) the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Loan Documents, are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” and in the other Loan Documents to the “Credit Agreement” included a reference to this Amendment and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.

Section 5. Conditions Precedent. The amendments set forth in Section 2 shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantor, the Administrative Agent and the Lenders (such date of receipt, the “Amendment Effective Date”).

Section 6. Miscellaneous.

(a)     The Borrower acknowledges and agrees that all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lenders (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent or the Lenders in connection with the preparation, negotiation, execution, administration and delivery of this Amendment will be paid in accordance with Section 9.05 of the Credit Agreement.

(b)     References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended by this Amendment.

(c)     This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.

(d)     The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.

(e)     This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(f)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format.

(g)     This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

OSCAR HEALTH, INC., as Borrower

By	/s/ Mario Schlosser
	Name:	Mario Schlosser
	Title:	CEO

MULBERRY MANAGEMENT CORPORATION, as Guarantor

by	/s/ Mario Schlosser
	Name:	Mario Schlosser
	Title:	CEO

[Signature Page to First Amendment – Oscar]

HPS INVESTMENT PARTNERS, LLC as
Administrative Agent

by	/s/ Aman Malik
Name: Aman Malik
Title: Managing Director

[Signature Page to First Amendment – Oscar]

LENDERS:

HPS SPECIALTY LOAN FUND V, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

HPS SPECIALTY LOAN FUND V-L, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

SLIF V-L HOLDINGS, LLC, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

SPECIALTY LOAN FUND 2016, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

[Signature Page to First Amendment – Oscar]

SPECIALITY LOAN ONTARIO FUND 2016, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

SLF 2016 INSTITUTIONAL HOLDINGS, L.P., as a Lender

By: HPS Investment Partners, LLC, its Service Provider

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

CST SPECIALTY LOAN FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

MORENO STREET DIRECT LENDING FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

[Signature Page to First Amendment – Oscar]

SPECIALTY LOAN VG FUND, L.P.,, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

HPS DPT DIRECT LENDING FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

FALCON CREDIT FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

RELIANCE STANDARD LIFE INSURANCE COMPANY, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

[Signature Page to First Amendment – Oscar]

SAFETY NATIONAL CASUALTY CORPORATION, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

PHILADELPHIA INDEMNITY INSURANCE COMPANY, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

TMD-DL HOLDINGS, LLC, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

SPECIALTY LOAN FUND – CX – 2, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

[Signature Page to First Amendment – Oscar]

CACTUS DIRECT LENDING FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

PRIVATE LOAN OPPORTUNITIES FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

PACIFIC INDEMNITY COMPANY, as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

PRESIDIO LOAN FUND, L.P., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

[Signature Page to First Amendment – Oscar]

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender

By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Aman Malik
	Name:	Aman Malik
	Title:	Managing Director

[Signature Page to First Amendment – Oscar]

Execution Version

CREDIT AGREEMENT

dated as of

October 30, 2020

among

MULBERRY HEALTH INC.,

as Borrower,

THE LENDERS PARTY HERETO

and

HPS INVESTMENT PARTNERS, LLC,

as Administrative Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

SCHEDULES
Schedule 1.01(b)	-	Guarantors
Schedule 1.01(c)		Specified ACA Provisions
Schedule 1.01(d)		Permitted Investors
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 3.23		Insurance Licenses
Schedule 5.13	-	Post-Closing Requirements
Schedule 6.01(a)	-	Existing Indebtedness
Schedule 6.02(a)	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit G	-	Form of Tax Compliance Certificates
Exhibit H	-	Form of Notice of Conversion/Continuation

-v-

CREDIT AGREEMENT dated as of October 30, 2020 among MULBERRY HEALTH INC., a Delaware corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and HPS INVESTMENT PARTNERS, LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount not in excess of $150,000,000. The proceeds of the Term Loans are to be used solely for general corporate purposes of the Borrower and the Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that the term “Affiliate” shall also include any Person that directly or indirectly owns 5.00% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any of its Subsidiaries would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1.00% and (c) the Adjusted LIBO Rate applicable for an Interest Period of three months commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, solely for purposes of determining the Adjusted LIBO Rate for purposes of the foregoing, the LIBO Rate for any day shall be based on the rate set forth on such day at approximately 11:00 a.m. (London time) by reference to the interest settlement rates for deposits in Dollars with a term of one month (as set forth by (i) the ICE Benchmark Administration, (ii) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any service selected by the Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations or offers in accordance with the terms of the respective definitions thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Insurance Code” shall mean, as to any Regulated Insurance Company, the insurance code or other statute of any state where such Insurance Company or other Person is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.

“Applicable Insurance Regulatory Authority” shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (a) each state or other jurisdiction in which such Regulated Insurance Company is domiciled or (b) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or other jurisdiction in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created that asserts regulatory jurisdiction over such Regulated Insurance Company.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Loan, 11.75% per annum, and (b) with respect to any ABR Loan, 10.75% per annum.

“Asset Sale” shall mean the sale, division, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, assets no longer used or useful in the business of the Borrower and its Subsidiaries, scrap, cash and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among Excluded Subsidiaries, (iii) trade-ins and exchanges of assets with third parties conducted in the ordinary course of business to the extent substantially comparable (or better) assets useful in the operation of the business of the Borrower and its Subsidiaries are obtained in exchange therefor, (iv) the discount, write-off or disposition, in each case, on a non-recourse basis and in the ordinary course of business consistent with past practice, of accounts receivable in connection with the collection or compromise thereof (and not as part of an accounts receivable financing transaction), (v) the termination of leases, surrender or sublease of real or personal property in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or its Subsidiaries, (vi) dispositions in connection with Casualty Events, (vii) the incurrence of Liens expressly permitted pursuant to Section 6.02, (viii) Investments expressly permitted pursuant to Section 6.04, (ix) the unwinding of any Hedging Agreement expressly permitted hereunder pursuant to its terms, (x) leases, subleases, licenses or sublicenses of real or personal property in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, (xi) the issuance, sale, transfer or other disposition of Equity Interests (or any contractual rights equivalent thereto) in, or any assets of, any Subsidiary in connection with a Joint Venture; provided that the aggregate amount of Equity Interests or assets so issued, sold, transferred or otherwise disposed (valued at the greater of book or fair market value at the time of disposition) shall not exceed 15% of Consolidated Total Assets (calculated prior to giving effect to the proposed disposition) and (y) without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), no additional Equity Interests under this clause (xi) shall be issued, sold or transferred after the Springing Maturity Exercise Date other than pursuant to a binding agreement executed prior to the Springing Maturity Exercise Date and (xii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $250,000).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council

of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable to the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Rate for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or a negative value or zero), that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBO Rate: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator of the LIBO Rate, a resolution authority with jurisdiction over the administrator of the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator of the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.08.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America and any successor thereto.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a written request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Loan or an ABR Loan based on the Adjusted LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market; provided, further that banks shall not be deemed to be authorized or required to be closed for this purpose due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP in effect as of December 15, 2018, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as of such date. To the extent that any change in GAAP after December 15, 2018 results in leases which are, or would have been, classified as operating leases under GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) being classified as capital leases under GAAP, as so revised, such change in classification of leases from operating leases to capital leases shall be ignored for purposes of this Agreement.

“Casualty Event” shall mean any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any other Loan Party.

A “Change in Control” shall be deemed to have occurred if (a) prior to a Qualified IPO, the Permitted Investors shall fail to own, directly or indirectly, beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (other than a failure resulting solely from the primary issuance of Equity Interests of the Borrower at a Valuation of greater than $2,000,000,000), (b) after a Qualified IPO, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the

Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean October 30, 2020.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Combined Ratio” shall mean, as of the last day of the most recent Test Period, the sum of the following for the Borrower and the Subsidiaries for such Test Period (with each ratio measured as a percentage): (a) the ratio of (i) medical claims to (ii) net premiums plus (b) the ratio of (i) variable costs to (ii) net premiums plus (c) the ratio of (i) fixed costs to (ii) net premiums.

“Commitment” shall mean a Term Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Company Model” shall mean the financial model delivered by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date.

“Competitor” shall mean any Person that is a bona fide direct competitor (which may include a customer or supplier which is also a competitor or potential competitor) of the Borrower or any of its Subsidiaries in the same industry or a substantially similar industry.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” shall mean, as of any date, the total assets (without duplication) of the Borrower, the Subsidiaries and the Joint Ventures based upon the most recent financial statements delivered pursuant to Section 5.04(a), (b) or (c), and calculated on a pro forma basis.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or properties is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disqualified Institution” shall mean, on any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent (i) prior to the Closing Date, or (ii) with the consent of the Administrative Agent (and to the extent the contents of such notice are reasonably acceptable to the Administrative Agent), after the Closing Date, (b) any Person designated by the Borrower as a Competitor by written notice delivered to the Administrative Agent prior to the Closing Date, (c) any Person designated by the Borrower as a Person that has become a Competitor after the Closing Date by written notice delivered to the Administrative Agent and (d) Affiliates of the foregoing that are clearly identifiable as such on the basis of their name or are identified as such by written notice delivered to the Administrative Agent; provided that “Disqualified Institution” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided, further that (x) the designation of a Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Lender or participant so long as such Lender or participant was not a Disqualified Institution at the time such person became a Lender or acquired a participation and (y) any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with such Competitor or its Controlling owner and for which no personnel involved with the competitive activities of such Competitor or Controlling owner (1) makes any investment decisions for such debt fund or (2) has access to any confidential information (other than publicly available information) relating to the Borrower and the Subsidiaries shall be deemed not to be a Competitor of the Borrower or any of the Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and (b) the Borrower (on behalf of itself and the other Loan Parties) and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the one-year anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the one-year anniversary of the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Election” shall mean the occurrence of: (1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.08 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and (2)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Early Payment Date” shall mean the three-year anniversary of the Closing Date.

“Early Payment Fee” shall mean, on the date of any Premium Event:

(a) If a Qualified IPO has occurred on or after the six-month anniversary of the Closing Date and such Premium Event occurs (i) thereafter and on or prior to the Early Payment Date, an amount equal to the applicable IPO Prepayment Percentage multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event or (ii) after the Early Payment Date, there shall be no Early Payment Fee; or

(b) In the case of any other Premium Event, if such Premium Event occurs at any other time on or prior to the Early Payment Date, (i) on or prior to the two-year anniversary of the Closing Date, an amount equal to (A) 1.00% multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event plus (B) the present value as of such date (computed using a discount rate equal to the Treasury Rate plus 50 basis points) of the aggregate amount of interest (which shall be deemed to accrue for the duration of such period at the rate equal to the Adjusted LIBO Rate plus the Applicable Margin, in each case, as determined by the Administrative Agent on the date two Business Days prior to the date of such Premium Event) which would have otherwise been payable on the aggregate amount of the principal subject to the Premium Event (assuming all interest had been paid in cash), in each case, from the date of the Premium Event through the two-year anniversary of the Closing Date and (ii) after the two-year anniversary of the Closing Date through and including the Early Payment Date, an amount equal to 1.00% multiplied by the aggregate amount of principal of the Term Loans subject to such Premium Event.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution

Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender, and (d) any other Person (other than a natural person) approved by the Administrative Agent and, except with respect to assignments when an Event of Default has occurred and is continuing, the Borrower; provided that the Borrower shall be deemed to have consented to any proposed Eligible Assignee unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or any Disqualified Institution.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by the Borrower or any of its subsidiaries of any Equity Interests of the Borrower or any such subsidiary, as applicable, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares and (c) sales or issuances of common stock of the Borrower to management or employees of the Borrower or any Subsidiary under any bona fide employee stock option, stock purchase or other equity compensation plan or employee benefit plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or a determination that any Plan or Multiemployer Plan is, or reasonably could be expected to be, an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or a Subsidiary (including by virtue of a liability imposed on any of their ERISA Affiliates) of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower, a Subsidiary or any of their respective ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or the Subsidiaries from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the failure by the Borrower or a Subsidiary to make a required contribution to any Plan that results in, or would be reasonably expected to result in, the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, (g) the receipt by the Borrower or a Subsidiary of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (h) the occurrence of a material “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or (i) any other event or condition with respect to a Multiemployer Plan that results in liability of the Borrower or any of its Subsidiaries.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than as a component of the Alternate Base Rate).

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excluded Assets” shall the meaning assigned to such term in the Security Documents.

“Excluded Subsidiary” shall mean any (a) Regulated Insurance Company to the extent the provision of a Guarantee would require any material consent of a Governmental Authority, (b) non-wholly owned Subsidiary that is a Joint Venture, (c) Subsidiary the provision of a guarantee from which would reasonably be expected to result in material and adverse Tax consequences, as reasonably determined by the Borrower in consultation with the Administrative Agent and (d) any Subsidiary as to which the Administrative Agent and the Borrower shall reasonably determine in good faith that the costs of obtaining the guaranty of the Obligations as otherwise required hereunder are excessive in relation to the value of such guaranty. As of the Closing Date, each Subsidiary other than Mulberry Management Corp. is an Excluded Subsidiary.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any Taxes imposed under FATCA.

“Extraordinary Receipt” shall mean any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business after the Closing Date, including purchase price adjustments, pension plan reversions, judgments and litigation settlements (other than as set forth in clause (d) below and other than judgments and settlements to the extent that the Borrower in good faith believes such proceeds will be directly or indirectly required by any Governmental Authority to be otherwise applied (including in respect of reduced premiums payable by a Governmental Authority) within the following twelve (12) months), proceeds of insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments and excluding (a) proceeds described in Sections 2.13(a), (b) or (c) or the proceeds of any Qualifying IPO or other Equity Issuance, (b) tax refunds, (c) working capital adjustments in connection with any Permitted Acquisition, (d) judgments and litigation settlements related to “risk corridors” and “cost sharing” claims disclosed in writing to the Administrative Agent prior to the Closing Date and (e) any single or related series of amounts in an aggregate amount less than $250,000.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” shall have the meaning assigned to such term in Section 3.26.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” shall mean the Administrative Agent Fee, the Upfront Fee and each Early Payment Fee.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person or other officer with similar duties.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority to which the Borrower or the Subsidiaries make or are obligated to make contributions.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 3.05.

“Government Official” shall mean (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including the National Association of Insurance Commissioners and any Applicable Insurance Regulatory Authority).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Gross Premiums” shall mean, for the most recently ended Test Period, the Borrower and the Subsidiaries’ aggregate member policy premiums earned during such Test Period, net of any risk sharing or risk corridor adjustment.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Guarantors” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary (other than any Excluded Subsidiary) that is or becomes a party to the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and radioactive materials, (b) any chemical, material or substance that is defined in an applicable law as a hazardous or toxic substance, material or waste, and (c) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Healthcare Laws” shall mean all Federal and state laws applicable to the business of the Borrower or any Subsidiary regulating the provision of and payment for healthcare services, including (a) all Federal and state fraud and abuse Laws, including the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(6)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Federal health care program exclusion provisions (42 U.S.C. § 1302a-7) and the Civil Monetary Penalties Act (42 U.S.C. § 1302a-7a), (b) HIPAA, (c) PPACA, (d) Medicare and (e) Medicaid, each of which as they may be amended from time to time.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business and (y) any earn-out unless not paid when due or it otherwise become a liability on the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit, (m) all obligations of such Person in respect of Disqualified Stock and (n) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor. For the avoidance of doubt, operating leases shall not be considered Indebtedness.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Insurance Business” shall mean one or more of the aspects of the business of selling, issuing or underwriting insurance or reinsurance.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period. Interest shall accrue from the first day of an Interest Period to the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall mean, with respect to any Person, that such Person (a) purchases, holds or otherwise acquires any Equity Interests, evidences of Indebtedness or other securities, (b) makes or permits to exist any loans or advances to, or any investment or any other interest in, any other Person or (c) enters into any Joint Venture with any other Person.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“IPO” shall mean: (i) an initial underwritten public offering of common Equity Interests of the Borrower (or its direct or indirect parent) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended or (ii) the direct or indirect acquisition of all or a portion of the Equity Interests of the Borrower (or its direct or indirect parent) by a Person that has a class or series of Equity Interests publicly traded on a nationally recognized securities exchange; provided that immediately prior to such acquisition all or substantially all of the assets of such Person shall constitute cash and cash equivalents.

“IPO Prepayment Percentage” shall mean, on any date during any period set forth below, the applicable percentage based upon the Valuation of an IPO:

Period	Valuation < $4,000,000,000	Valuation ≥ $4,000,000,000 but < $7,000,000,000	Valuation ≥ $7,000,000,000
Six-month anniversary of the Closing Date through and including the nine-month anniversary of the Closing Date	6.50%	6.50%	6.50%

Period	Valuation < $4,000,000,000	Valuation ≥ $4,000,000,000 but < $7,000,000,000	Valuation ≥ $7,000,000,000
Date immediately following the nine-month anniversary of the Closing Date through and including the 12-month anniversary of the Closing Date	5.00%	5.50%	6.00%
Date immediately following the 12-month anniversary of the Closing Date through and including the 15-month anniversary of the Closing Date	3.50%	4.50%	5.50%
Date immediately following the 15-month anniversary of the Closing Date through and including the 24-month anniversary of the Closing Date	3.00%	4.00%	5.00%
Date immediately following the 24-month anniversary of the Closing Date through and including the three-year anniversary of the Closing Date	1.00%	1.00%	1.00%

“Joint Venture” shall mean a bona fide joint venture, synthetic joint venture, collaboration agreement, co-branding, co-marketing or similar arrangement entered into by the Borrower or any Subsidiary with a Person that is not an Affiliate of the Borrower or any of the Subsidiaries.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars (as set forth by (a) the ICE Benchmark Administration, (b) any successor service or entity that has been authorized by the

U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (c) any service selected by the Administrative Agent (including Bloomberg) that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent (including by reference to any applicable published market data) to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period by major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“License” shall mean any license, certificate of authority, permit or other authorization which is required to be obtained from any Applicable Insurance Regulatory Authority or other Governmental Authority in connection with the operation, ownership or transaction of the Insurance Business.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease Obligation or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” shall mean, the average weekly balance of all cash of the Loan Parties that is (a) not Restricted and (b) held in accounts subject to one or more deposit account control agreements in favor of the Administrative Agent for the immediately preceding week.

“Loan Documents” shall mean this Agreement, the Security Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Term Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Material Real Property” shall mean any fee-owned real property with a fair market value in excess of $2,500,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Medicaid” shall mean that means-tested entitlement program under Title XIX of the Social Security Act, which provides Federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicare” shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible aged and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of Material Real Property with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages and other security documents with respect to any Material Real Property delivered pursuant to Section 5.12.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or their ERISA Affiliates makes or is obligated to make contributions, or during the preceding six years has made or has been obligated to make contributions.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Casualty Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of the reasonable direct out-of-pocket costs in connection therewith, including (i) reasonable selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of Taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Obligations) which is secured by the asset sold in such Asset Sale or subject to such Casualty Event and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided that, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent within five (5) Business Days of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of the reasonable direct out-of-pocket costs in connection therewith, including all Taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Extraordinary Receipt, the cash proceeds received by or paid to or for the account of any Loan Party, net of the reasonable direct out-of-pocket costs incurred in obtaining such Extraordinary Receipt (including legal and accounting expenses) and any amount assigned to or otherwise payable to any third party, including (i) all Taxes and customary fees, commissions, costs and other expenses incurred in connection therewith and (ii) in the case of indemnification payments only, any amount required to compensate or reimburse the Borrower or such Subsidiary, and so applied within 180 days, for (A) replacing, repairing or restoring any assets or otherwise remedying the condition giving rise to the claim for indemnification or (B) paying claims and settlements to third Persons giving rise to the claim for indemnification.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Notice of Conversion/Continuation” shall mean a Notice of Conversion/Continuation substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or prepayment or otherwise, (ii) each Early Payment Fee due under this Agreement, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.25.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,

delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Investors” shall mean those Persons set forth on Schedule 1.01(d) and any Affiliates thereof.

“Permitted Tax Distributions” shall mean, for any taxable period in which the Borrower or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group for which a direct or indirect parent of the Borrower is the common parent or other applicable taxpayer (a “Tax Group”), distributions to pay federal, foreign state and local income or similar Taxes of such Tax Group that are attributable to the Borrower and/or its Subsidiaries; provided that, the aggregate amount of such payments made shall not exceed the aggregate amount that the Borrower and its Subsidiaries would have been required to pay as standalone entities or a standalone tax group.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any of their respective ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“PPACA” shall mean the Patient Protection and Affordable Care Act, Pub. L. 111-148, March 23, 2010.

“Premium Event” shall mean the occurrence of any of the following: (a) the principal balance of any Term Loans is prepaid or repaid, for any reason, in whole or in part (other than (x) following the unrescinded occurrence of the Springing Maturity Exercise Date, the prepayment of the Term Loans on or after the date that is 60 days prior to the Term Loan Maturity Date, (y) any mandatory prepayments made in connection with Casualty Events under Section 2.13(a) or (z) any mandatory prepayments made in connection with an Extraordinary Receipt under Section 2.13(d)), (b) the Term Loans are accelerated (whether as a result of an Event of Default, by operation of law or otherwise), including as a result of any Event of Default under clause (g) or (h) of Article VII or (c) there shall occur any satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any bankruptcy, insolvency proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any bankruptcy or insolvency proceeding to the Administrative Agent or any Lender in full or partial satisfaction of the Obligations.

“Prime Rate” shall mean the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)); each change in the Prime Rate shall be effective from the date such change is announced as being effective.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified IPO” shall mean an IPO with a Valuation of no less than $2,000,000,000 that results in at least $125,000,000 of Net Cash Proceeds to the Borrower (or its direct or indirect parent).

“Recipient” shall mean (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulated Insurance Company” shall mean any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, trustees, officers, employees, members, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” shall mean, at any time, Lenders having Loans and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and Term Loan Commitments at such time; provided that (x) Required Lenders shall in any event include all Lenders that are Affiliates or managed funds of HPS Investments Partners, LLC and (y) the Loans and Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted” shall mean, when referring to cash of the Loan Parties, that such cash (a) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Loan Parties (unless such appearance is solely related to the Loan Documents or Liens created thereunder) as determined in accordance with GAAP, or (b) is subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties (other than bankers’ liens and rights of setoff and inchoate Liens).

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“SAP” shall mean, with respect to any Regulated Insurance Company, the statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority in the state in which such Regulated Insurance Company is domiciled for the preparation of Statutory Statements and other financial reports by insurance companies of the same type as such Regulated Insurance Company in effect from time to time, applied in a manner consistent with those used in preparing the statutory financial statements referred to in Section 5.5.

“S&P” shall mean Standard & Poor’s Financial Services LLC, or any successor thereto.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, each deposit account control agreement, each securities account control agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Springing Maturity Exercise Date” shall have the meaning assigned to such term in the definition of “Term Loan Maturity Date”.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Statutory Statement” shall mean any statutory financial statement of any Regulated Insurance Company required to be filed with the Applicable Insurance Regulatory Authority of the jurisdiction of incorporation or organization of such Regulated Insurance Company, which statement shall be in the form required by the state in which such Regulated Insurance Company is domiciled or, if no specific form is so required, in the form of financial statements permitted by such Applicable Insurance Regulatory Authority to be used for filing statutory financial statements and shall contain the type of information required and/or permitted by such Applicable Insurance Regulatory Authority to be disclosed therein, together with all exhibits or schedules filed therewith.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, and “Term Loan Commitments” shall mean, collectively, the sum of all Lenders’ Term Loan Commitments, which as of the Closing Date amount to $150,000,000 in the aggregate.

“Term Loan Maturity Date” shall mean October 30, 2024; provided that the Term Loan Maturity Date shall be deemed to be the date (the “Springing Maturity Date”) twelve months after written notice from the Required Lenders to the Borrower (the date such notice is delivered, the “Springing Maturity Exercise Date”) that any one of the provisions of the Patient Protection and Affordable Care Act (which, for the avoidance of doubt, includes the corresponding statutory text codified in the Public Health Services Act and Internal Revenue Code) set forth on Schedule 1.01(c) (collectively, the “Specified ACA Provisions”) has been invalidated (as defined below) by either (a) any federal court other than the Supreme Court, if such provision remains invalid for a period of longer than 45 days; or (b) the United States Supreme Court, in case of either (a) or (b) pursuant to the case styled California, et. al. v. Texas, et. al., No. 19-840 (including, for the avoidance of doubt, Texas, et. al. v. California, et. al. No. 19-1019, United States House of Representatives v. Texas, et. al. No. 19-841 and any other case consolidated therewith or heard on remand therefrom); provided, further that such invalidation could be reasonably likely to result in a Material Adverse Effect.

Notwithstanding the foregoing, the Term Loan Maturity Date shall be deemed to be October 30, 2024 upon the occurrence of any of the following events (or, with respect to clause (iv), so long as such stay is in effect) after the Closing Date and prior to the Springing Maturity Date:

(i) the following are all the case simultaneously: (A) the sitting President of the United States was the nominee of, or is publicly affiliated with, the Democratic Party, (B) the majority leader of the United States Senate was the nominee of, or is publicly affiliated with, the Democratic Party and (C) the Speaker of the United States House of Representatives was the nominee of, or is publicly affiliated with, the Democratic Party;

(ii) a Qualified IPO shall have been consummated;

(iii) after the occurrence of an event described in the proviso to the first paragraph in this definition above, legislation is enacted that substantially restores each of the Specified ACA Provisions so invalidated; or

(iv) the applicable court decision invalidating such Specified ACA Provision has been stayed or reversed by a court of competent jurisdiction so long as such stay remains in effect; or

(v) the Required Lenders shall have failed within 50 days after the invalidation described in proviso (a) to the first paragraph above, or within 45 days of the invalidation described in proviso (b) to the first paragraph above, to send the notice contemplated therein.

For purposes of this definition, the term “invalidated” shall mean, with respect to any Specified ACA Provision, such court enjoining or declaring invalid, illegal or unenforceable such Specified ACA Provision on the basis that such Specified ACA Provision (x) violates the Constitution of the United States or (y) is inseverable from some other provision that violates the Constitution of the United States. The term “invalid” shall have the meaning correlative thereto. The parties agree that any of the following court actions as described in this definition above shall be deemed to be reasonably likely to result in a Material Adverse Effect:

1.	The invalidation in full of the Patient Protection and Affordable Care Act.

2.	The invalidation in full of Title I of the Patient Protection and Affordable Care Act.

3.	The invalidation in full of Section 1401 of the Patient Protection and Affordable Care Act.

4.	The invalidation in full of Section 1412 of the Patient Protection and Affordable Care Act.

5.	The invalidation in full of Section 1312 of the Patient Protection and Affordable Care Act.

6.	The invalidation in full of Section 1201 of the Patient Protection and Affordable Care Act.

7.

The invalidation of the portion(s) of Section 1201 of the Patient Protection and Affordable Care Act that amend (v) Section 2701, (w) Section 2702, (x) Section 2704, (y) Section 2705, or (z) Section 2707 of the Public Health Services Act.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” shall mean, as of any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder and (b) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Upfront Fee” shall have the meaning assigned to such term in Section 2.05(b).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Valuation” shall mean an amount equal to (a) with respect clause (a) of the definition of IPO, (i) market capitalization of the Borrower (or its direct or indirect parent) based on the IPO price of the equity interests sold in such IPO plus (ii) all Indebtedness of the Borrower and the

Subsidiaries minus (iii) all unrestricted cash of the Borrower and the Subsidiaries, (b) with respect to clause (b) of the definition of IPO, (i) the market capitalization of the Borrower (or its direct or indirect parent) as of the effectiveness of the acquisition contemplated thereby, plus (ii) all Indebtedness of the Borrower and the Subsidiaries minus (iii) all unrestricted cash of the Borrower and the Subsidiaries and (c) with respect to any other Equity Issuance, the aggregate enterprise value of the Borrower (or its direct or indirect parent) based on the price of the equity interests issued in such Equity Issuance.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100.00% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or a part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”, and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature (including the calculation of all financial covenants set forth herein) shall be construed in accordance with GAAP as in effect from time to time and in a manner consistent with the terms and principles used in preparing the audited financial statements of the Borrower for the fiscal year ended December 31, 2019 and as reflected in the Company Model; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. In the computation of periods of time from a specified date to a later specified date, the word “from” shall be deemed to mean “from and including”, the words “to” and “until” each shall be deemed to mean “to but excluding”, and the word “through” shall be deemed to mean “to and including”. For all purposes under the Loan Documents, in connection with any division or plan of division or establishment of any series under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) each division and series of any Person shall be treated as a separate Person hereunder.

SECTION 1.03. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (a) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (b) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount equaling its Term Loan Commitment. Amounts paid or prepaid in respect of Term Loans may not be re-borrowed.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the Term Loan Commitments.

(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and upon receipt of all requested funds, the Administrative Agent shall promptly wire the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each such written Borrowing Request shall be irrevocable (provided that any such notice may be conditioned on the effectiveness of the Closing Date), and shall be made by hand delivery or e-mail to the Administrative Agent and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof. In the event of any conflict between the accounts recorded pursuant to clauses (b) and (c) of this Section, the records of the Administrative Agent under this clause (c) shall control.

(d) The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Lender and the Borrower (with a copy to the Administrative Agent).

SECTION 2.05. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administration fee (the “Administrative Agent Fee”) equal to $40,000 per annum, which Administrative Agent Fee shall be earned, due and payable in full in cash on the Closing Date and in advance on each yearly anniversary thereof until the Obligations have been paid in full.

(b) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, an upfront fee (the “Upfront Fee”) equal to 2.00% of the amount of all of the Term Loan Commitments of the Lenders as of the Closing Date (prior to the termination of such Term Loan Commitments). The Upfront Fee shall be in all respects fully earned, due and payable on the Closing Date. A portion or the full amount of the Upfront Fee due to any Lender may, at the option of such Lender (and with notice to the Administrative Agent and the Borrower), be off set against the amount of the Loans to be funded by such Lender on the Closing Date; provided that any such off-set shall not reduce the principal amount of the Loans outstanding hereunder.

(c) If, on or prior to the Early Payment Date, any Premium Event occurs, the Borrower shall, in each case, pay to the Administrative Agent, for the benefit of the Lenders, on the date of such Premium Event, the applicable Early Payment Fee. The Early Payment Fee shall constitute an Obligation and shall be due and payable by the Borrower immediately prior to and notwithstanding the automatic acceleration of the outstanding principal of the Term Loans and all other accrued liabilities contemplated hereunder and under the other Loan Documents. If a Lender is involuntarily removed or replaced pursuant to Section 2.21(a), then such Lender’s Term Loans shall be deemed prepaid as of such date, and the Borrower shall pay to such Lender its ratable share of the Early Payment Fee on the date of, and as a condition to, such removal or replacement.

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if any Term Loans are accelerated (whether as a result of the occurrence and continuance of any Event of Default, by operation of law or otherwise), any Early Payment Fee, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Term Loans were repaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Early Payment Fee shall also be payable in the event the Obligations, the Term Loans and this Agreement are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. The Loan Parties expressly waive the provisions of any present or future statute or law that prohibits or may prohibit the collection of the Early Payment Fee in connection with any such acceleration. The parties hereto further acknowledge and agree that any Early Payment Fee is not intended to act as a penalty or to punish the Loan Parties for any repayment or redemption of the Term Loans. The Loan Parties expressly agree that (i) any Early Payment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) any Early Payment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay any Early Payment Fee, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section, (v) the agreement of the Loan Parties to pay any Early Payment Fee is a material inducement to the Lenders to extend the Term Loans, and (vi) any Early Payment Fee represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to any Lender or profits lost by such Lender as a result of any Premium Event.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing (including any amount capitalized and added to the principal amount thereof as described in Section 2.06(c) below) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from the date of such Borrowing to, and excluding, the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing (including any amount capitalized and added to the principal amount thereof as described in Section 2.06(c) below) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Except as otherwise provided in this Agreement, interest on each Loan shall be payable in cash on the Interest Payment Dates applicable to such Loan; provided that so long as no Event of Default has occurred and is continuing, at the written election of the Borrower delivered to the Administrative Agent no less than five Business Days before any Interest Payment Date (or such other date specified in this Agreement for any required payment of interest on such Loan) occurring during the period commencing on the Closing Date and ending on the three-year anniversary of the Closing Date, up to 50% of accrued interest with respect to such Loan shall be paid on such date by capitalizing such interest and adding it to the then outstanding principal amount of the same Type of Loans for which such interest accrued (or, if such Loans are being converted into another Type of Loans, the Loans as so converted) and such capitalized portion of interest shall be deemed to have been paid with the proceeds of such additional Loans to the Borrower in a like amount). The Administrative Agent is authorized and instructed to record the amount of such capitalized portion of interest as an increase the aggregate amount of the applicable Loans ratable among the Lenders. For the avoidance of doubt, with respect to each Interest Payment Date falling after the three-year anniversary of the Closing Date, any accrued interest on the Loans shall be payable on each Interest Payment Date in cash.

(d) The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If (a) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, (b) if any Event of Default under clause (g) or (h) of Article VII has occurred and is continuing or (c) if any other Event of Default under Article VII (other than clause (b), (c), (g) or (h) thereunder) has occurred and is continuing and the Required Lenders so vote, then, in the case of clause (a) above, until such defaulted amount shall have been paid in full, in the case of clause (b) above, from the date such Event of Default occurs and for so long as such Event of Default is continuing, or, in the case of clause (c) above, from the date such vote has been exercised by the Required Lenders and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section shall be conclusive absent manifest error.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to the Borrower without any further action or consent of any Lender, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that the Lenders have delivered to the Administrative Agent written notice that the Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this subsection (b) will occur prior to the applicable Benchmark Transition Start Date.

(ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any known occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this Section 2.08.

(iv) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the LIBO Rate will not be used in any determination of the Alternate Base Rate.

(v) Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise consented to in writing by the Borrower, any amendments to the Loan Documents made in connection with replacing the LIBO Rate with a Benchmark Replacement shall be undertaken in a manner that satisfies any applicable requirements under Proposed Treasury Regulations Section 1.1001-6 (or any successor or final United States Treasury regulations or other official guidance from the Internal Revenue Service) such that the applicable amendments shall not result in a deemed exchange of any Loan under Section 1001 of the Code.

SECTION 2.09. Termination and Reduction of Commitments. The Term Loan Commitments shall automatically terminate upon the making of the Term Loans on the Closing Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on October 30, 2020 if the initial Borrowing shall not have occurred by such time.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior written irrevocable notice, in the form of a Notice of Conversion/Continuation, to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each Notice of Conversion/Continuation pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such Notice of Conversion/Continuation requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any Notice of Conversion/Continuation given pursuant to this Section and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given a Notice of Conversion/Continuation in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given a Notice of Conversion/Continuation in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

SECTION 2.11. Repayment of Term Loan Borrowings. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to the date of payment.

SECTION 2.12. Voluntary Prepayment. (a) Subject to Section 2.05(c), the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written notice in the case of Eurodollar Loans, or written notice at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that such notice may be conditioned upon the effectiveness of any transaction for which the proceeds are to be applied to such prepayment (and revoked if such condition is unsatisfied) or the Borrower may extend the prepayment date by not more than five Business Days; provided, further that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section shall be subject to Section 2.05(c) and Section 2.16 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) Not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale or Casualty Event, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans.

(b) On each occasion that an Equity Issuance occurs at Valuation of less than $2,000,000,000, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans.

(c) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans.

(d) In the event that any Loan Party shall receive Net Cash Proceeds from any Extraordinary Receipt, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans.

(e) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days’ prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section shall be subject to Section 2.05(c) and Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Person’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within ten days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under clause (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in clause (b) below.

In the event any Lender shall exercise its rights under sub-clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Breakage. The Borrower shall indemnify each Lender against any actual loss or expense (excluding loss of profit) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its actual cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Term Loan Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) Other than with respect to any accrued interest which is capitalized and added to the then outstanding principal amount of the applicable Type of Loans in accordance with Section 2.06(c), the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to such account as the Administrative Agent may designate. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender. Any payments made after 12:00 (noon), New York City time, may, in the Administrative Agent’s discretion, be deemed paid the next day.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding of Indemnified Tax has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Tax been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Without duplication of amounts paid pursuant to Sections 2.20(a) and (b), the Loan Parties shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified

Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), 2.20(f)(ii)(B) and 2.20(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest with respect to interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower either (A) a duly executed and valid IRS Form W-9 establishing that such person is not subject to U.S. backup withholding and may receive payments from the Borrower without deduction or withholding of any Taxes imposed by the United States or (B) a duly completed IRS Form W-8IMY, with the effect that the Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States; provided that neither the Administrative Agent, nor any successor or supplemental Administrative Agent shall be required to deliver any such form to the extent that, due to a change in law occurring after the date hereof, such person is not legally permitted to deliver such form. As of the date hereof, the Administrative Agent has delivered to the Borrower a duly executed and valid IRS Form W-9 establishing that it is not subject to U.S. backup withholding.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section

(including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such refund had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, or (v) any Lender is a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and any Early Payment Fee pursuant to Section 2.05(c), with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.05(c), such amount to be payable by the Borrower); provided, further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to clause (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Sections 4.01 and 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation in any material respect, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal year ended December 31, 2019, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2020, certified by its chief financial officer and (iii) as of and for the fiscal month ended July 31, 2020, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in all material respects. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b) The Statutory Statements of each of the Regulated Insurance Companies (including the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) as filed with the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled and delivered to the Administrative Agent prior to the Closing Date have been prepared in accordance with SAP consistently applied. Each such Statutory Statement was in material compliance with applicable law when filed.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2019.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09. Litigation; Compliance With Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any Healthcare Law, any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority.

SECTION 3.10. Agreements. (a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves; and (ii) taxes the non-payment of which would not reasonably be expected to have any material effect on the Borrower and its Subsidiaries.

SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability to the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,500,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Administrative Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States

Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

(b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except as could not reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except as could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23. Insurance Licenses. To the extent required by applicable law, each Regulated Insurance Company holds a License and is authorized to transact Insurance Business in

(a) the line or lines of insurance it is engaged in and (b) the state, states or jurisdictions it transacts business in. No such License is the subject of a proceeding for suspension, limitation or revocation and to the Borrower’s knowledge, no such suspension, limitation or revocation has been threatened by any Applicable Insurance Regulatory Authority or other Governmental Authority. The Regulated Insurance Companies do not transact any business, directly or indirectly, requiring any license, permit, governmental approval, consent or other authorization other than those currently obtained. As of the Closing Date, Schedule 3.23 sets forth a list of all jurisdictions where each Regulated Insurance Company holds Licenses and the lines of insurance associated with such Licenses.

SECTION 3.24. Sanctioned Persons. None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.25. Foreign Corrupt Practices Act. Each of the Borrower and the Subsidiaries and their respective directors, officers, agents, employees and any Person acting for or on behalf of the Borrower or any Subsidiary, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Borrowings. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing):

(a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

SECTION 4.02. First Borrowing. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Latham & Watkins LLP, counsel for the Borrower, (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to sub-clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to sub-clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in clauses (b) and (c) of Section 4.01.

(e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(g) The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which (i) shall be reasonably acceptable to the Administrative Agent and (ii) except as otherwise agreed by the Administrative Agent in its sole discretion, shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(i) Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, and (b) Indebtedness set forth on Schedule 6.01.

(j) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

(k) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that each of the Loan Parties after giving effect to the Transactions to occur on the Closing Date, is solvent.

(l) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a management rights letter in favor of the Lenders.

(m) All requisite Governmental Authorities (including any Applicable Insurance Regulatory Authority) and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(n) The Administrative Agent and the Lenders shall have received, to the extent requested, at least five Business Days prior to the Closing Date, all documentation, including the applicable IRS Form W-9, an appropriate IRS Form W-8 or such other documentation, and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted by Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, Licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

(c) Comply in all respects with all Contractual Obligations and Requirements of Law (including ERISA, the USA PATRIOT Act, the FCPA, all Healthcare Laws, any Applicable Insurance Code and all applicable Environmental Laws), except as could not reasonably be expected have any material effect on the Borrower and its Subsidiaries taken as a whole.

SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to (in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion) (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee or mortgagee thereunder and (iii) be endorsed or otherwise amended to provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or any other Loan Party under such policies directly to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent; provided that the Borrower shall use commercially reasonable efforts to cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than ten days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (y) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent; provided, further, that the Borrower shall deliver to the Administrative Agent prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

(d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Administrative Agent as an additional insured, on forms satisfactory to the Administrative Agent.

(e) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04. Financial Statements, Reports, Etc.. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing substantial doubt about the ability of the Borrower and its consolidated Subsidiaries to continue as a going concern or (ii) any qualification or exception as to the scope of such audit, other than solely as a result of the upcoming maturity of any Obligations or any prospective inability to satisfy the covenants set forth in Section 6.10 on a future date or for a future period) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b) within 60 days after each fiscal quarter of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with, commencing with the fiscal quarter ended March 31, 2021, a customary “management discussion and analysis” provision;

(c) commencing with the fiscal month ending January 31, 2021, within 30 days after the end of each fiscal month (or with respect to each fiscal month ending on or prior to December 31, 2021, 45 days), its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit E (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.10;

(e) within the time periods required by the Applicable Insurance Regulatory Authority, the Statutory Financial Statement of such Regulated Insurance Company for such fiscal year as filed with the Applicable Insurance Regulatory Authority in such Regulated Insurance Company’s state of domicile, as certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing substantial doubt about the ability of such Regulated Insurance Company to continue as a going concern or (ii) any qualification or exception as to the scope of such audit, other than solely as a result of the upcoming maturity of any Obligations or the prospective inability to satisfy the covenants set forth in Section 6.10 on a future date or for a future period) to the effect that such financial statements fairly present the financial condition and results of operations of such Regulated Insurance Company, but only to the extent such Regulated Insurance Company is required by applicable law to obtain, or otherwise elects to obtain, such an audit and opinion;

(f) within the time periods required by the Applicable Regulatory Authority, the Statutory Financial Statement of such Regulated Insurance Company for such fiscal quarter as filed with the Applicable Insurance Regulatory Authority in such Regulated Insurance Company’s state of domicile, as certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP;

(g) within 60 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available and to the extent prepared by the Borrower, any significant revisions of such budget;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(i) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(j) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Notwithstanding anything to the contrary herein, nothing in this Article V shall require the Borrower to provide such information (x) in respect of which disclosure is prohibited by applicable law or (y) which is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, any threat or notice of intention of any Person to file or commence, or any judgment, ruling, substantive order or settlement with respect to, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that (i) involves any Loan Document or the Transactions or (ii) could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred since the date of this Agreement, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount that could reasonably be expected to exceed $2,500,000;

(d) the discovery or Release to the environment of Hazardous Materials or occurrence of violations of Environmental Law, including receipt of claims or notices of potential liability therefor, that in any such case could reasonably be expected to result in losses, expenses, fines or penalties asserted against or payable by the Borrower or any of its Subsidiaries in an aggregate amount that could reasonably be expected to exceed $2,500,000;

(e) any change in any Applicable Insurance Code that could reasonably be expected result in a Material Adverse Effect; and

(f) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent at least 20 Business Days’ prior written notice (or such other period as may be agreed by the Administrative Agent) of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law, in all material respects, are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit at any reasonable time and upon reasonable notice, any representatives designated by the Administrative Agent (accompanied by any Lender) to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, so long as no Event of Default exists at the time of such visit, such inspection rights may be exercised no more than once per fiscal year and the Loan Parties shall not be required to pay the costs of more than one such visit and inspection by the Administrative Agent and the Lenders in any fiscal year.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

SECTION 5.09. Employee Benefits. Comply with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan, except as could not reasonably be expected to result in a Material Adverse Effect .

SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material permits necessary for its operations and properties under Environmental Laws; and conduct in accordance with Environmental Laws any remedial action agreed to be undertaken by the Borrower or any of its Subsidiaries, or otherwise required to be undertaken pursuant to Environmental Law; provided that neither the Borrower nor any of its Subsidiaries shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any of its Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and reviewing the basis for or origin of any such Default, including any violations of Environmental Law or the presence or absence of Hazardous Materials, and describing recommended corrective actions to be taken to remedy such Default, including the estimated cost of any compliance or remedial action required to correct such Default. At the request of the Required Lenders, the Loan Parties shall commence such recommended corrective actions using methods and personnel reasonably acceptable to the Required Lenders and shall diligently pursue such corrective actions until the basis for the Default is cured.

SECTION 5.12. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b) The Borrower will cause any subsequently acquired or organized Subsidiary (other than an Excluded Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Administrative Agent within thirty days of such acquisition or formation (or such longer period as may be agreed by the Administrative Agent). In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate to the extent required by the Security Documents (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), including real and other properties acquired subsequent to the Closing Date); provided that notwithstanding anything else in any Loan Document, in no event will any Loan Party be required to pledge or offer security in any Excluded Assets. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries (other than any Excluded Subsidiary) of any Material Real Property.

SECTION 5.13. Post-Closing Requirements. The Borrower shall, and shall cause each other Loan Party to, satisfy the requirements set forth on Schedule 5.13 in the time periods set forth in such Schedule. Notwithstanding anything herein to the contrary, all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the noncompletion of such actions until such time as they are completed or required to be completed in accordance with this Section 5.13.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01(a) and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $10,000,000 at any time outstanding;

(e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $10,000,000 at any time outstanding;

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) Indebtedness under letters of credit, bank guaranties or similar obligations issued in the ordinary course of business in an aggregate principal amount not to exceed $12,500,000 at any one time outstanding;

(h) Indebtedness incurred by any Excluded Subsidiary described in clause (b) of the definition thereof and owing to the partners in such Joint Venture; provided that (x) the aggregate principal amount of such Indebtedness shall not exceed $20,000,000 outstanding at any time and (y) without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), no additional Indebtedness shall be incurred under this clause (h) after the Springing Maturity Exercise Date other than pursuant to a binding agreement executed prior to the Springing Maturity Exercise Date;

(i) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section shall not exceed $5,000,000 at any time outstanding;

(j) Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $5,000,000 at any time outstanding;

(k) Indebtedness in respect of cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, credit card processing and other cash management arrangements in the aggregate principal amount not exceeding $5,000,000 at any time outstanding; and

(l) other unsecured Indebtedness of any Loan Party in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 or which secure taxes of less than $250,000;

(e)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary or in respect of any Capital Lease Obligations; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary other than any proceeds thereof;

(j) judgment Liens securing judgments not constituting an Event of Default under Article VII;

(k) Liens on assets of Excluded Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Subsidiary pursuant to Section 6.01(h);

(l) Liens securing Indebtedness permitted under Section 6.01(g);

(m) licenses, sub-licenses and other similar encumbrances incurred in the ordinary course of business that do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(n) Liens, arising in the ordinary course of business (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of a banking institution encumbering deposits (including brokers’ Liens, bankers’ Liens, rights of set-off and other similar Liens) that are customary in the banking industry;

(o) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in a Permitted Acquisition to be applied against the purchase price for such Permitted Acquisition or otherwise in connection with any escrow arrangements with respect to any such Permitted Acquisition (including any letter of intent or purchase agreement with respect to such Permitted Acquisition) or (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted under Section 6.05(b), in each case solely to the extent such Permitted Acquisition or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien; and

(p) other Liens securing liabilities permitted hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter it or its Affiliate shall rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith, if any, are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments. Make or permit to exist any Investment except:

(a) (i) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests (other than Excluded Assets) held by a Loan Party shall be pledged, subject to the terms of the Guarantee and Collateral Agreement and (B) investments made after the Closing Date by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall be limited to the amount necessary to satisfy regulatory requirements of such non-Loan Party Subsidiaries (or any Subsidiaries of such non-Loan Party Subsidiaries) promulgated by any Applicable Insurance Regulatory Authority or any reasonably anticipated regulatory requirements of such non-Loan Party Subsidiaries (or their Subsidiaries), including any such regulatory requirements in connection with the formation of any new non-Loan Party Subsidiaries; provided, further that without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), no investments shall be made in any new non-Loan Party Subsidiaries after the Springing Maturity Exercise Date other than pursuant to a binding agreement executed prior to the Springing Maturity Exercise Date;

(b) (i) Permitted Investments and (ii) with respect to any Regulated Insurance Subsidiary, debt securities or debt instruments with an Investment Grade Rating;

(c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

(f) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature and are in the ordinary course of business;

(g) the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business or a reasonable extension thereof as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenants set forth in Section 6.10 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(d) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section occurring after such period) as if such transaction had occurred as of the first day of such period; (C) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; (D) if the Springing Maturity Exercise Date has occurred, the Required Lenders have provided their prior written consent (such consent not to be unreasonably withheld or delayed) to such acquisition (other than acquisitions pursuant to a binding agreement executed prior to the Springing Maturity Exercise Date) and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents within the time periods set forth therein (any acquisition of an Acquired Entity meeting all the criteria of this Section being referred to herein as a

“Permitted Acquisition”);

(h) Investments made in, or in connection with, any Joint Venture; provided that without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), no additional Investments shall be made under this clause (h) after the Springing Maturity Exercise Date other than pursuant to a binding agreement executed prior to the Springing Maturity Exercise Date;

(i) Investments by the Borrower in Hedging Agreements permitted under Section 6.01(i); and

(j) in addition to investments permitted by clauses (a) through (h) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as (x) the aggregate amount invested, loaned or advanced pursuant to this clause (i) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $25,000,000 in the aggregate, (y) no investments, loans or advances under this clause (i) are made in Excluded Subsidiaries (other than Excluded Subsidiaries described in clause (b) of the definition thereof) and (z) without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), no investments, loans or advances under this clause (j) shall be made after the Springing Maturity Exercise Date other than pursuant to a binding agreement executed prior to the Springing Maturity Exercise Date.

Notwithstanding anything herein to the contrary, in no event shall any Loan Party make investments of, or otherwise transfer or dispose of, any material Intellectual Property to any Excluded Subsidiary.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (1) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (2) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (3) the Borrower and the Subsidiaries may make Permitted Acquisitions and other acquisitions expressly permitted under Section 6.04, (4) the Borrower and the Subsidiaries may engage in any transaction(s) undertaken in good faith to improve the tax efficiency of the Borrower and its

Affiliates so long as the Lenders are not adversely affected by such transactions (other than de minimis adverse effects) and (5) the Borrower may, in connection with an IPO, (x) enter into a transaction by which the Equity Interests in the Borrower are transferred to a parent entity that will own 100% of the Equity Interests of the Borrower or (y) the Equity Interests of the Borrower are directly or indirectly acquired (including by way of merger with a parent entity of the Borrower) by a Person described in clause (ii) of the definition of IPO, provided that (A) any such parent entity shall become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Administrative Agent on or prior to the date the Equity Interests of the Borrower are so transferred or acquired, (B) such transfer or acquisition of Equity Interests of the Borrower shall not constitute a Change in Control and (C) such parent entity shall not engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and liabilities incidental thereto.

(b) Make any Asset Sale otherwise permitted under clause (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this clause (b) shall not exceed (i) $20,000,000 in any fiscal year or (ii) $50,000,000 in the aggregate.

SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries in connection with the exercise or vesting of stock options, stock appreciation rights, restricted stock units, restricted stock or similar equity incentives or equity based incentives pursuant to equity compensation plans in an aggregate amount not to exceed $5,000,000 in any fiscal year (in each case other than repurchase of Equity Interests from, or any payments to, Mario Schlosser), (iii) the Borrower and its Subsidiaries may make Permitted Tax Distributions and (iv) the Borrower and its Subsidiaries may make Restricted Payments, the proceeds of which will be used to pay operating costs and expenses of a parent entity incurred in the ordinary course of business that are solely attributable to the operations of the Borrower and its Subsidiaries.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, regulation or order of any Governmental Authority or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower and such agreement does not extend to the Borrower or any other Subsidiary, (G) the foregoing shall not apply to restrictions in documents governing Indebtedness expressly permitted by this Agreement so long as no such restrictions are more restrictive to the Borrower and its Subsidiaries than those contained in the Loan Documents at the time such Indebtedness is incurred and (H) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture entered into in the ordinary course of business.

SECTION 6.07. Transactions With Affiliates. Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may (a) engage in any transaction permitted under Section 6.06(a), (b) engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (c) pay compensation or any employee benefit allowance paid or provided to officers, directors and employees for actual services rendered to the Borrower (including severance) and its Subsidiaries, including the maintenance of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans and indemnification of officers and employees, in each case, in the ordinary course of business.

SECTION 6.08. Business of the Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto and reasonable extensions thereof.

SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of (i) any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders or (ii) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in each case to the extent any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01 and (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (D) payments in respect of Indebtedness expressly permitted under Sections 6.01(c) and (k), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.

SECTION 6.10. Financial Covenants.

(a) Permit Gross Premiums for any period ending as of the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Gross Premiums
December 31, 2020	$382,100,000
March 31, 2021	$619,300,000
June 30, 2021	$609,900,000
September 30, 2021	$579,100,000
December 31, 2021	$565,200,000
March 31, 2022	$858,500,000
June 30, 2022	$845,400,000
September 30, 2022	$802,700,000
December 31, 2022	$783,500,000
March 31, 2023	$1,184,500,000
June 30, 2023	$1,166,300,000
September 30, 2023	$1,107,500,000
December 31, 2023	$1,081,000,000
March 31, 2024	$1,603,200,000
June 30, 2024	$1,578,600,000
September 30, 2024	$1,498,900,000

(b) At any time after the two-year anniversary of the Closing Date, permit the Combined Ratio as of the last day of any fiscal quarter (commencing December 31, 2022) ending on a date or during a period set forth below to be less than the percentage set forth opposite such period:

Date or Period	Percentage
December 31, 2022	106.7%
March 31, 2023 through and including December 31, 2023	101.5%
March 31, 2024 and thereafter	97.6%

(c) Permit Liquidity at any time to be less than $60,000,000.

SECTION 6.11. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

SECTION 6.12. Joint Ventures. Permit at any time greater than 15% of Consolidated Total Assets to be owned (whether directly or through a percentage interest, profit sharing or similar arrangement) by any Person that is not the Borrower or a Subsidiary.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05, 5.08 or 5.13 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of the Borrower;

(f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding (including any liquidation or rehabilitation proceeding) shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary), or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, rehabilitator, liquidator, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding (including any liquidation or rehabilitation proceeding) or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, rehabilitator, liquidator, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000;

(k) any License of any Regulated Insurance Company held by such Regulated Insurance Company on the Closing Date or acquired by such Regulated Insurance Company thereafter, the loss of which could reasonably be expected to have a Material Adverse Effect, (i) shall be revoked by a final non-appealable order by the state which shall have issued such License, or any action (whether administrative or judicial) to revoke such License shall have been commenced against such Regulated Insurance Company which shall not have been dismissed or contested in good faith within 30 days of the commencement thereof, (ii) shall be suspended by such state for a period in excess of 30 days or (iii) shall not be reissued or renewed by such state upon the expiration thereof following application for such reissuance or renewal by such Regulated Insurance Company;

(l) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(m) any security interest in any material assets purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

(n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, any unpaid accrued fees, any Early Payment Fee and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees, any Early Payment Fee and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any foreclosure on, sale, transfer or other disposition of any Collateral or any other action taken or proposed to be taken hereunder that would affect the operational, voting or other control of any Regulated Entity or affect the ownership of any Regulated Entity shall be pursuant to the applicable law and regulation and, if and to the extent required thereby, subject to the prior consent of the Applicable Insurance Regulatory Authority and any other applicable Governmental Authority. Notwithstanding anything to the contrary contained herein, no party, including the Administrative Agent and the Lenders, shall take any action pursuant hereto that would constitute or result in any assignment or transfer of control of any Regulated Entity if such assignment or transfer of control would require, under then existing law, the prior approval of the Applicable Insurance Regulatory

Authority and any other applicable Governmental Authority, without first obtaining such approval of the Applicable Insurance Regulatory Authority or such other applicable Governmental Authority and notifying the Applicable Insurance Regulatory Authority or such other applicable Governmental Authority of the consummation of such assignment or transfer of control (to the extent required to do so).

ARTICLE VIII

The Administrative Agent; Etc.

SECTION 8.01. Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document. Each Lender hereby acknowledges and agrees that the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents. The Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights (including the right to request that the Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Administrative Agent herein shall not be construed as duties. The Administrative Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Administrative Agent herein shall apply to any document entered into by the Administrative Agent in connection with its role as Administrative Agent under the Loan Documents. Except to the extent expressly provided otherwise herein, the Required Lenders shall have the right to direct the Administrative Agent in all matters concerning the Loan Documents.

SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Administrative Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

SECTION 8.03. Default; Collateral. (a) Upon the occurrence and continuance of a Default or an Event of Default, the Lenders agree that Required Lenders shall have the sole right to determine a course of action for the enforcement of the rights of the Lenders, and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from the Required Lenders. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent (at the direction of the Required Lenders) and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any Lender, and the recovery of any judgment shall be for the benefit of the Lenders subject to the fees, expenses and other amounts payable to the Administrative Agent. In actions with respect to any Collateral or other property or assets of the Borrower or any of its Subsidiaries, the Administrative Agent is acting for the benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other Indebtedness or obligations of the Loan Parties to the Loans or the Obligations shall be construed as being for the benefit of each Lender.

(b) Each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents to which it is a party on the date hereof on behalf of and for the benefit of the Lenders.

(c) Except to the extent that the consent of such Lender is required under Section 9.08, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Lenders.

(d) The Administrative Agent is hereby authorized (but not obligated) on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any property, Collateral or Loan Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Loan Documents.

(e) The Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in any of the Loan Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE LOAN OR ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTY OR LIABILITY WHATSOEVER WITH RESPECT TO ANY LOAN OR THE LOAN DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Loan Documents or otherwise to the contrary, the

Administrative Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(f) The Lenders hereby irrevocably authorize the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) upon the payment in full of the Obligations (other than contingent obligations for which no claim has been asserted) and termination of the Commitments; (ii) constituting property being sold or disposed of to a Person that is not a Loan Party if any Loan Party certifies in an officer’s certificate of such Loan Party to the Administrative Agent, in a form acceptable to the Administrative Agent, that the sale or disposition is permitted under this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by the Loan Parties to be, renewed; or (v) consisting of an instrument or other possessory loan evidencing Indebtedness or other obligations pledged to the Administrative Agent (for the benefit of the Lenders), if the Indebtedness or obligations evidenced thereby has been paid in full or otherwise superseded. In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon the Collateral as otherwise contemplated herein and in the other Loan Documents if approved and authorized by the Lenders in accordance with Section 9.08. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority, and will direct the Administrative Agent, to release particular types or items of the Collateral pursuant to this Section and the Administrative Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Lenders. In the absence of such authorization, the Administrative Agent shall be entitled to refrain from granting any release under this Section.

(g) In furtherance of the authorizations set forth in this Section, each Lender hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Loan Documents, (ii) to take action with respect to the Collateral and Loan Documents to create, perfect, maintain and preserve the Administrative Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Loan Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney, relative to the matters described in this Section. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Loan under the Loan Documents.

SECTION 8.04. Liability of Administrative Agent. (a) Neither the Administrative Agent nor any of its Related Parties shall:

(i) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT), or

(ii) be responsible in any manner to any Lender or any other Person for any recital, statement, representation or warranty made by the Borrower, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of the Borrower, any Guarantor or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any of its Subsidiaries, any Guarantor or any Affiliate thereof.

(b) The Administrative Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Administrative Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Administrative Agent has been advised of the possibility of such damages and regardless of the form of action. The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts may include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(c) Notwithstanding any other provision of this Agreement or the other Loan Documents, the Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, to give such request or direction hereunder). The Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law.

SECTION 8.05. Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile, e-mail or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. Delivery of reports, documents and other information to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Administrative Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Administrative Agent in any capacity shall not constitute knowledge of or delivery to the Administrative Agent in any other capacity under the Loan Documents or to any affiliate or other division of the Administrative Agent.

(b) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent under the terms of this Agreement and the other Loan Documents, the Administrative Agent may seek the written direction of the Lenders (which written direction may be in the form of an e-mail), and the Administrative Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Administrative Agent requests such direction with respect to any action, the Administrative Agent shall be entitled to refrain from such action unless and until the Administrative Agent has received such direction, and the Administrative Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Lenders shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes. If the Administrative Agent so requests, it must first be indemnified to its satisfaction by the Lenders against any and all fees, losses, liabilities and expenses which may be incurred by the Administrative Agent by reason of taking or continuing to take, or omitting, any action directed by any Lender. Any provision of this Agreement or the other Loan Documents authorizing the Administrative Agent to take any action does not obligate the Administrative Agent to take such action.

(c) Each Lender that has funded its pro rata share of the Loans shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter sent by the Borrower or the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender. In determining compliance with any condition hereunder or under the other Loan Documents to the closing of this Agreement, the making of a Loan or any disbursement or any withdrawal from any account, the Administrative Agent may presume that such condition is satisfactory to each Lender unless the Administrative Agent has received written notice to the contrary from such Lender prior to the closing, the making of such Loan, any such disbursement or any such withdrawal.

(d) The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Administrative Agent in good faith thereon.

(e) If at any time the Administrative Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Administrative Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Administrative Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Administrative Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(f) In connection with the delivery of any information to the Administrative Agent by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Administrative Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

(g) If the Administrative Agent shall reasonably require any information to perform its duties under the Loan Documents, the Borrower shall, to the extent it has such information, provide such information promptly upon request; provided that nothing shall require the Borrower to provide such other information (x) in respect of which disclosure is prohibited by applicable law or (y) which is subject to attorney-client or similar privilege or constitutes attorney work-product.

(h) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Administrative Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(i) Not less than four Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to any payment, distribution or transfer of funds by the Administrative Agent to any Person under the Loan Documents, the payee shall provide to the Administrative Agent such documentation and information as may be requested by the Administrative Agent (unless such Person has previously provided the documentation or information, and so long as such documentation or information remain accurate and true). The Administrative Agent shall not have any duty, obligation or liability to make any payment to any Person unless it has timely received such documentation and information with respect to such Person, which documentation and information shall be reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall not be liable for any loss, including any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the terms of the Loan Documents.

(k) The Administrative Agent shall act as the withholding agent under this Agreement with respect to U.S. withholding. The Administrative Agent shall have the right to withhold amounts from any payments under the Loan Documents as are determined in the good faith discretion of the Administrative Agent to be required to comply with applicable law (and the Administrative Agent shall not be required to gross-up or indemnify any other party for amounts it is required to withhold to comply with applicable law). The Borrower and the Lenders, as applicable, shall provide to the Administrative Agent any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Administrative Agent as may be necessary to (i) determine the nature of the income and whether any tax or withholding obligations apply, (ii) reduce or eliminate the imposition of U.S. withholding taxes and (iii) permit the Administrative Agent to fulfill its tax reporting obligations under applicable law with respect to this Agreement or any amounts paid to the Lenders. The Administrative Agent, both in its individual capacity and in its capacity as Administrative Agent, shall have no liability to the Borrower, the Lenders or any other Person in connection with any tax withholding amounts paid or withheld pursuant to applicable law arising from the Borrower’s or a Lender’s failure, as applicable, to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this Agreement (provided, for the avoidance of doubt, that in no event will this sentence or this Section 8.05(k) be interpreted to require the Loan Parties or any of its affiliates to gross-up or indemnify any person for any Excluded Taxes). In the event any IRS form, certification or other documentation that a person is required to provide to the Administrative Agent under the terms of this Agreement expires or becomes obsolete or inaccurate in any respect, the Borrower or any Lender shall promptly provide to the Administrative Agent an updated version of such form, certificate or other documentation or promptly notify the Administrative Agent in writing of its legal inability to do so.

(l) The Lenders and any transferees or assignees after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

SECTION 8.06. Notice of Default. The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent shall promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders.

SECTION 8.07. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that neither the Administrative Agent nor any Related Party of the Administrative Agent has made any representation or warranty to it, and that no act by the Administrative Agent or any Related Party thereof shall be deemed to constitute any representation or warranty by the Administrative Agent or such Related Party to any Lender as to any matter, including whether the Administrative Agent or the Related Parties thereof have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Related Party thereof made its own appraisal of, and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any Related Party thereof and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any Related Party thereof.

SECTION 8.08. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the parent entities of the Borrower and its Affiliates as though such Person were not the Administrative Agent and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. To the extent the Administrative Agent makes any portion of the Loans hereunder, the terms “Lender” and “Lenders” include the Administrative Agent in its individual capacity as such, and the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent.

SECTION 8.09. Successor Agent. The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders with a written copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent, subject to the consent of the Borrower other than during the continuance of an Event of Default under Section 7.01(b), (c), (g) or (h). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Loan Documents and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article VIII shall inure to the benefit of such retiring Administrative Agent, its sub-agents or attorneys in fact and such Administrative Agent’s Related Parties as to any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is

30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any security held by the Administrative Agent on behalf of the Lenders under the Loan Documents, the retiring Administrative Agent shall continue to hold such security in a custodial capacity only until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the expense of Lenders). Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent shall be the successor of the Administrative Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

SECTION 8.10. Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) at the direction of the Required Lenders, to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent pursuant to the terms of the Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent pursuant to the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.11. Modifications to Article VIII. The Borrower, the Administrative Agent and each Lender acknowledge and agree that, except as otherwise expressly set forth, the provisions of this Article VIII solely govern the relationship among the Lenders and the Administrative Agent and do not alter or otherwise modify the provisions of this Agreement applicable to the Borrower or the other Loan Parties or otherwise apply to the Borrower or the other Loan Parties. The provisions of this Article VIII may be modified without the Borrower’s or any Loan Party’s consent, but with notice thereafter to the Borrower, so long as such modifications do not alter any of the Borrower’s rights or obligations under this Agreement or any of the other Loan Documents or otherwise alter the economic terms of the Loan or the Loan Documents in any manner.

SECTION 8.12. Discretionary Acts and Solicitation of Lender Consent. Notwithstanding anything else to the contrary herein or in the other Loan Documents, whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that the Administrative Agent shall be acting at the direction of the Lenders and shall be fully protected in acting pursuant to such directions.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by e-mail, as follows:

(a) if to the Borrower, to it at:

75 Varick Street, 5th Floor

New York, NY 10013

Attention of Cornelia Miller

E-mail: ###

Telephone: ###

(b) if to the Administrative Agent, to it at:

40 West 57th Street – 33rd Floor

New York, NY 10019

Attention of Jake Blair, Aman Malik and Alexey Pazukha

###

###

Telephone: ###

(c) if to a Lender, to it at its address (or e-mail address) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

The Borrower hereby acknowledges that the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that any communications have been posted to the Platform shall constitute effective delivery of such communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by e-mail) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment) and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws), information necessary to satisfy the Administrative Agent’s “know your customer” requirements and all applicable tax forms. Upon acceptance and recording pursuant to clause (e) of this Section, from and after the recordation date of each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. No assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or one of its subsidiaries.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) above, if applicable, the completion of the Administrative Agent’s “know your customer” requirements and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this clause (e).

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any

SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees, jointly and severally, to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, limited to, in the case of the Administrative Agent, the reasonable counsel fees, charges and disbursements of a single counsel plus, to the extent reasonably necessary, one local counsel in each applicable material jurisdiction, and any specialty counsel, and, in the case of the Lenders, the reasonable counsel fees, charges and disbursements of a single counsel for all such Lenders plus, to the extent reasonably necessary, one local counsel in each applicable material jurisdiction, and any specialty counsel, for all the Lenders taken as a whole (and, if any Lender shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable material jurisdiction and specialty counsel for each group of affected Lenders that are similarly situated).

(b) The Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited to reasonable counsel fees, charges and disbursements of a single counsel plus, to the extent reasonably necessary, one local counsel in each applicable material jurisdiction, and any specialty counsel, for all the Indemnitees (and, if any Indemnitee shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable material jurisdiction and specialty counsel for each group of affected Indemnitees that are similarly situated)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnitee or a material breach of such Indemnitee’s obligations hereunder.

(c) To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or a related party thereof under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans and unused Commitments (if any) at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent any

Lender. All amounts due under this Section shall be payable on written demand therefor. The payment, indemnification and reimbursement provisions of this Section 9.05 shall not apply to claims for Taxes, except for claims for Taxes that represent damages in respect of a non-Tax claim

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have, but shall not apply to any Excluded Assets. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby (other than a waiver of default interest, which shall only require the consent of the Required Lenders), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral or value thereof without the prior written consent of each Lender, (iv) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(c) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by e-mail or electronic (pdf) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import in any this Agreement and the other Loan Documents, including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law including the New York State Electronic Signatures and Records Act, or any other similar state laws on the Uniform Electronic Transactions Act.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) to its financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrower or the Subsidiaries or the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such a Lender has not provided another representation, warranty and covenant as provided in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MULBERRY HEALTH INC.,

by	/s/ Mario Schlosser
Name: Mario Schlosser
Title: Chief Executive Officer

Signature Page to Credit Agreement

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent

by	/s/ Jake Blair
Name: Jake Blair
Title: Managing Director

Signature Page to Credit Agreement

HPS SPECIALTY LOAN FUND V, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

HPS SPECIALTY LOAN FUND V-L, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

SLIF V-L HOLDINGS, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

SPECIALTY LOAN FUND 2016, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

Signature Page to Credit Agreement

SPECIALITY LOAN ONTARIO FUND 2016, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

SLF 2016 INSTITUTIONAL HOLDINGS, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

CST SPECIALTY LOAN FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

MORENO STREET DIRECT LENDING FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

Signature Page to Credit Agreement

SPECIALTY LOAN VG FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

HPS DPT DIRECT LENDING FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

FALCON CREDIT FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

RELIANCE STANDARD LIFE INSURANCE COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

Signature Page to Credit Agreement

SAFETY NATIONAL CASUALTY CORPORATION, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

PHILADELPHIA INDEMNITY INSURANCE COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

TMD-DL HOLDINGS, LLC, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

SPECIALTY LOAN FUND – CX – 2, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

Signature Page to Credit Agreement

CACTUS DIRECT LENDING FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

PRIVATE LOAN OPPORTUNITIES FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

PACIFIC INDEMNITY COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

PRESIDIO LOAN FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

Signature Page to Credit Agreement

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender
By: HPS Investment Partners, LLC, its Investment Manager

by	/s/ Jake Blair
Name: Jake Blair Title: Managing Director

Signature Page to Credit Agreement

EXHIBIT A

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Deal Name:	Mulberry Health Inc.
Agent:	HPS Investment Partners, LLC	Return To:	Deal Execution
Address:	40 West 57th Street, 33rd Floor New York, NY 10019	Phone:	(212) 287-5589
		E-mail:	deal-execution@hpspartners.com

LENDER INFORMATION:

Legal Name of Lender:
Legal Address:
Fund Manager:

ADMINISTRATIVE/OPERATIONS/NOTICES CONTACTS:

	Primary Contact	Secondary Contact
Name:
Company:
Title:
Address:

Phone:
Fax:
E-Mail Address:

CREDIT CONTACTS:

	Primary Contact	Secondary Contact
Name:
Company:
Title:
Address:

Phone:

Fax:
E-Mail Address:

DOMESTIC WIRE INSTRUCTIONS:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:

FOREIGN WIRE INSTRUCTIONS:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:

Exhibit A - 2

FCC Account No.:
Attention:
Reference:

TAX FORM PROVIDED:

W-9	☐
W-8BEN	☐
W-8IMY	☐
W-8ECI	☐
W-8EXP	☐
Other	☐

Exhibit A - 3

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit B - 1

1.	Assignor[s]:

2.	Assignee[s]:

               [Assignee is an[Affiliate][Related Fund] of [identify Lender]]

3.	Borrower:	Mulberry Health Inc., a Delaware corporation.

5.	Administrative Agent:	HPS Investment Partners, LLC, including any successor thereto, as Administrative Agent under the Credit Agreement.

6.	Credit Agreement:	Credit Agreement, dated as of October 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, HPS Investment Partners, LLC, as Administrative Agent for the Lenders, and the Lenders party thereto from time to time.

7.	Assigned Interest[s]:

Assignor[s][4]	Assignee[s][5]	Aggregate Amount of Commitment/Loans for all Lenders[6]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[7]
		$	$		%
		$	$		%
		$	$		%

[8.Trade Date:                        ]8

[4]	List each Assignor, as appropriate.
[5]	List each Assignee, as appropriate.
[6]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[7]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[8]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit B - 2

Effective Date:                           , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][9]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S] [10]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[9]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[10]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Exhibit B - 3

Accepted:

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent

By:
Name:
Title:

[MULBERRY HEALTH INC., as
Borrower][11]

By:
Name:
Title:

[11]	To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.

ANNEX 1

TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee” and under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT C

FORM OF BORROWING REQUEST

Date: , 20

To:	HPS Investment Partners, LLC, as Administrative Agent
40 West 57th Street
New York, NY 10019
Attention of Jake Blair, Aman Malik and Alexey Pazukha
E-mail: jake.blair@hpspartners.com; aman.malik@hpspartners.com;
alexey.pazukha@hpspartners.com

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mulberry Health Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The Borrower hereby requests a Borrowing to be made on the terms set forth below:

(A)	Date of Borrowing, which is a Business Day (such date, the “Proposed Borrowing Date”)

(B)	Principal amount of Borrowing	$

(C)	Type of Loans[1] comprising Borrowing

(D)	Interest Period and the last day thereof[2]

(E)	Wire instructions for the Borrower’s account:

Bank:
ABA Routing Transit Number:
Account Number:
Account Name:
FFC:
Reference:

[1]	Specify Eurodollar Rate or ABR.
[2]	Applicable for Eurodollar Loans only (select from one (1), three (3) or six (6) month Interest Periods).

The Borrower represents and warrants that the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Proposed Borrowing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

At the time of and immediately after the Proposed Borrowing Date, no Default or Event of Default has occurred and is continuing.

Immediately after giving effect to such Borrowing, the aggregate amount of all Loans made under the Credit Agreement (whether or not outstanding), including the Loans made as part of such Borrowing, does not exceed the aggregate used and unused Commitments of the Lenders.

[The remainder of this page is intentionally left blank.]

MULBERRY HEALTH INC., as the Borrower

By:

Name:
Title:

[Signature Page to Borrowing Notice]

EXHIBIT D

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

October 30, 2020

among

MULBERRY HEALTH, INC., as Borrower

the Subsidiaries of the Borrower

from time to time party hereto

and

HPS INVESTMENT PARTNERS, LLC,

as Administrative Agent

Schedules

Schedule I	Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

-ii-

GUARANTEE AND COLLATERAL AGREEMENT dated as of October 30, 2020 (this “Agreement”), among MULBERRY HEALTH, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and HPS INVESTMENT PARTNERS, LLC, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of October 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I). Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms in Credit Agreement and UCC; Construction.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC or, when the context implies or is required, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

1

“Borrower” shall have the meaning assigned to such term in the preamble.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 6.02.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 6.02.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third Person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third Person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned, licensed or hereafter acquired by any Grantor and all of such Grantor’s rights in: (a) all copyright rights in any work registered under the copyright laws of the United States, whether as author, assignee, transferee, licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those listed on Schedule III.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Excluded Account” shall mean any tax accounts, payroll accounts, employee benefit accounts, trust accounts or other tax or fiduciary accounts.

“Excluded Asset” shall mean (a) any Excluded Contract; (b) any United States federal “intent to use” trademark application to the extent that, and solely during the period that, the grant of a security interest therein would impair the validity or enforceability or render void or result in the cancellation of, any registration issued as a result of such “intent to use” trademark application under any Requirement of Law; provided that upon the submission to and acceptance by the United States Patent and Trademark Office of an amendment to allege or a verified statement of use pursuant to 15 U.S.C. Section 1060, such “intent to use” trademark application shall no longer constitute an Excluded Asset; (c) any property of a Grantor to the extent that the grant of a security interest by such Grantor therein is prohibited by any Requirement of Law or a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law (but only to the extent that such prohibition would not be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code), (d) any asset to the extent that the grant of a security interest in such asset could reasonably be expected to result in material and adverse Tax consequences as determined by the Borrower in good faith, and (e) any Excluded Account; provided that Excluded Assets will not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (e) (unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (a) through (e)).

2

“Excluded Contract” shall mean, at any date, any rights or interest of any Grantor under any agreement, contract, license, lease, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not a Grantor or a Subsidiary of a Grantor (a) prohibits, requires any consent or establishes any other condition for, (b) could or would be terminated, abandoned, invalidated, or rendered unenforceable by or (c) would be breached or rendered in default as the result of the grant of the Security Interest therein by such Grantor (but only to the extent that any such term would not be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) or any other Requirement of Law or any principles of equity); provided that: (i) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all Proceeds paid or payable to any Grantor from any sale, transfer or assignment of such contract and all rights to receive such Proceeds shall be included in the Collateral.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other Subsidiary that is required, pursuant to the Credit Agreement, or to which the Borrower elects to become a party to this Agreement as a Guarantor after the Closing Date.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligee Guarantor” shall have the meaning assigned to such term in Section 2.07.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third Person, is in existence, and all rights of any Grantor under any such agreement.

3

“Patents” shall mean all of the following now owned, licensed or hereafter acquired by any Grantor and all of such Grantor’s rights in: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor office), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” shall have the meaning assigned to such term in Section 3.01.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third Person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third Person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned, licensed or hereafter acquired by any Grantor and all of such Grantor’s rights in: (a) all registered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registrations, recordings and pending applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01 Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal

4

of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02 Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at maturity, by acceleration upon one or more dates set for prepayment or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03 No Limitations, Etc.

(a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of: (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right, power or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, increase in the Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations), (vi) any illegality, lack of validity or enforceability of any Obligation, (vii) any change in the corporate existence, structure or ownership of any Loan Party or any Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party, any Subsidiary or their respective assets or any resulting release or discharge of any Obligation, (viii) the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transactions, (ix) any action permitted or authorized hereunder, or (x) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety. Each Guarantor expressly authorizes the Administrative Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any

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sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04 Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party, any Subsidiary or otherwise.

SECTION 2.05 Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

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SECTION 2.07 Subordination of Other Obligations. Any Indebtedness of the Borrower or any other Guarantor now or hereafter held by any other Guarantor (the “Obligee Guarantor”) whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the guaranteed Obligations, and if the Administrative Agent so requests while a Default or an Event of Default has occurred and is continuing (any such request, a “Turnover Request”) (provided that no request shall be required in the case of any proceeding described in clause (g) or (h) of Article VII of the Credit Agreement commenced by or against any Grantor), any such Indebtedness collected or received by the Obligee Guarantor shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent on behalf of the Secured Parties to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

SECTION 2.08 Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by any Loan Party are required to be made pursuant to the terms of Section 2.20 of the Credit Agreement. The provisions of Section 2.20 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

SECTION 2.09 Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the maximum amount that can be guaranteed by such Guarantor under (including the maximum amount that can be guaranteed by such Guarantor without rendering such Guarantor “insolvent” within the meaning of, leaving such Guarantor with unreasonably small capital or assets, within the meaning of, or leaving such Guarantor unable to pay its debts as they become due within the meaning of) applicable federal and state laws relating to the insolvency of debtors (after giving effect to the rights of subrogation and contribution established in Section 6.02 or otherwise available to such Guarantor under applicable law).

ARTICLE III

Pledge of Securities

SECTION 3.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned or held by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Equity Interests”), (b)(i) the debt securities owned or held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all

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other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, including all governance rights, including all rights to vote, consent to action and otherwise participate in the management of the issuer of any Pledged Equity Interests, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything else in this Agreement, neither “Pledged Collateral,” “Pledged Equity Interests,” “Pledged Debt Securities,” nor any component thereof, nor any defined term used in the items constituting Pledged Collateral shall include any Excluded Asset, and no security interest in any Excluded Asset will be granted pursuant to this Agreement.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees to promptly deliver or cause to be delivered on the Closing Date (or, in the case of any item acquired or received after the Closing Date, within ten days thereafter (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion)) to the Administrative Agent any and all certificates, instruments or other documents representing or evidencing Pledged Collateral.

(b) Each Grantor agrees to promptly deliver or cause to be delivered on the Closing Date (or, in the case of any item acquired or received after the Closing Date, within ten days thereafter (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion)) to the Administrative Agent any and all Pledged Debt Securities.

(c) Upon delivery to the Administrative Agent, (i) any certificate, instrument or document representing or evidencing Pledged Collateral shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent and duly executed in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Collateral shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.

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SECTION 3.03 Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder (or otherwise expressly permitted under Section 6.02 of the Credit Agreement), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Debt Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens (other than any Lien created or expressly permitted by the Loan Documents), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than as expressly permitted under the Credit Agreement, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or expressly permitted by the Loan Documents), however arising, of all Persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Collateral is delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Collateral as security for the payment and performance of the Obligations; and

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(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the ratable benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04 Certification of Limited Liability Company Interests and Limited Partnership Interests. No interest in any limited liability company or limited partnership which is a Subsidiary and pledged hereunder shall be represented by a certificate, nor shall be a “security” within the meaning of Article 8 of the New York UCC unless such certificate has been pledged hereunder and delivered to the Administrative Agent pursuant to Section 3.02. The Grantors shall not amend, or permit to be amended, the limited liability company agreement or partnership agreement of any Grantor whose Equity Interests are not, or are required by this Section 3.04 not to be, “securities” within the meaning of Article 8 of the Uniform Commercial Code in a manner to cause such Equity Interests to constitute “securities” within the meaning of Article 8 of the Uniform Commercial Code.

SECTION 3.05 Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Collateral in its capacity as the registered owner thereof. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 3.06 Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

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(ii) The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request (at the sole expense of the Borrower) for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to clause (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are expressly permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or instrument of assignment). This clause (iii) shall not apply to dividends between or among the Borrower and the Guarantors only of property subject to a perfected security interest under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under clause (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to clause (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this clause (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of clause (a)(iii) of this Section 3.06 and that remain in such account.

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(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under clause (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under clause (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Administrative Agent to the Grantors exercising its rights under clause (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under clause (a)(i) or clause (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 3.07 Admission of Substitute Partner or Member. Each Grantor consents to the grant by each other Grantor to the Administrative Agent of a security interest in all Pledged Collateral and, without limiting the foregoing and notwithstanding anything in the contrary in any partnership agreement or limited liability company agreement governing any Pledged Equity Interests, consents to the transfer of any Pledged Collateral to the Administrative Agent or its nominee following an Event of Default and prior written notice and to the substitution of the Administrative Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper, including all Electronic Chattel Paper;

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(iii) all Commercial Tort Claims (including all Commercial Tort Claims listed on Schedule IV);

(iv) all cash, Deposit Accounts and all other bank accounts;

(v) all Documents;

(vi) all General Intangibles, including Intellectual Property;

(vii) all Goods;

(viii) all Inventory;

(ix) all Equipment;

(x) all Fixtures;

(xi) all Instruments;

(xii) all Investment Property;

(xiii) all Letter-of-Credit Rights;

(xiv) all monies, whether or not in the possession or under the control of any Secured Party, or a bailee or Affiliate or branch of any Secured Party, including any cash;

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all Proceeds and products of, and all Supporting Obligations for, any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) Notwithstanding the above or anything else in this Agreement, the Collateral shall not include any Excluded Assets.

(c) Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements or continuation statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

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Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(e) Notwithstanding anything to the contrary herein, in no event shall the Grantors be required to (A) enter into landlord, mortgagee and bailee waivers, (B) send notice to account debtors or other contractual third parties prior to an Event of Default, or (C)  enter into mortgages with respect to any interest in real property that is not Material Real Property.

SECTION 4.02 Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that as of the Closing Date:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by counsel to the Administrative Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9

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Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Administrative Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending), United States registered Copyrights has been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement that have priority as a matter of law or are permitted to have priority pursuant to the terms thereof.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in

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effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. No Grantor holds any Commercial Tort Claims except as indicated on Schedule IV.

SECTION 4.03 Covenants.

(a) Each Grantor agrees to furnish to the Administrative Agent at least 20 Business Days’ (or such other period as the Administrative Agent may agree in its reasonable discretion) prior written notice of any change in (i) its legal name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this clause (a). Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings will be made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral within 5 Business Days of such change (or such longer period as the Administrative Agent may agree in its reasonable discretion). Each Grantor agrees promptly to notify the Administrative Agent in writing if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a supplement to Schedule III identifying all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedule or previously so identified to the Administrative Agent.

(d) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution

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and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings, as applicable) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument with a value, either individually or in the aggregate, exceeding $250,000, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III to identify specifically any asset or item of a Grantor that may, in the Administrative Agent’s reasonable judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within twenty days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after it has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within thirty days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.

(f) [Reserved].

(g) At its option, the Administrative Agent may (but shall have no obligation to) discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 5.03 or Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this clause (g) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents. All sums disbursed by the Administrative Agent in connection with this clause (g), including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be additional Obligations secured hereby.

(h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

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(i) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(j) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by Section 6.02 of the Credit Agreement. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as expressly permitted by the Credit Agreement.

(k) No Grantor will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts with a value, either individually or in the aggregate, exceeding $250,000, and included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(l) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this clause (l), including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

(m) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Administrative Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

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SECTION 4.04 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments with a value, either individually or in the aggregate, exceeding $250,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent within 20 Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion), accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify in its reasonable discretion.

(b) Deposit Accounts. Each Grantor shall promptly (or in any event, within 20 Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion)) notify the Administrative Agent in writing if such Grantor opens or maintains any Deposit Account, and for each such Deposit Account that any Grantor at any time opens or at any time maintains (including Deposit Accounts maintained as of the Closing Date), such Grantor shall cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this clause (b) shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities with a value, either individually or in the aggregate, exceeding $250,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent within 20 Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify in its reasonable discretion. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof in writing and, at the Administrative Agent’s reasonable request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer (or, with respect to an issuer that is not a Subsidiary of a Grantor, to use commercially reasonable efforts to cause the issuer) to agree to comply with instructions originated by the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. Each Grantor that is an issuer of any securities included in the Collateral agrees to comply with instructions originated by the Administrative Agent as to such securities, without further consent of the registered owner of such securities. If any securities, whether certificated or uncertificated, or other Investment

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Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Administrative Agent thereof in writing and, at the Administrative Agent’s reasonable request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, (x) to agree to comply with Entitlement Orders from the Administrative Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) (y) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the Uniform Commercial Code) or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this clause (c) shall not apply to any Financial Assets credited to a Securities Account for which the Administrative Agent is the Securities Intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record” with a value, either individually or in the aggregate, exceeding $250,000, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly (or in any event, within 20 Business Days (or such longer time as the Administrative Agent may agree in its reasonable discretion)) notify the Administrative Agent thereof in writing and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9-105 of the Uniform Commercial Code or Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the Uniform Commercial Code or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a value, either individually or in the aggregate, exceeding $250,000, now or hereafter issued in favor of such Grantor, such Grantor shall promptly (or in any event within 20

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Business Days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion)) notify the Administrative Agent thereof in writing and, at the reasonable request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1,000,000 the Grantor shall promptly (or in any event, within 20 Business Days (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion)) notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Each Grantor agrees that it will not, and will not permit any of its licensees or sublicensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Administrative Agent promptly (or in any event, within 20 Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion)) in writing if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such

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determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly (or in any event, within 20 Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion)) notifies the Administrative Agent in writing, and, upon the reasonable request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third Person, such Grantor promptly shall promptly (or in any event, within 20 Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion)) notify the Administrative Agent in writing and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

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SECTION 5.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.

Without limiting the generality of the foregoing, each Grantor agrees (a) at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, and (b) that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give each applicable Grantor ten days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 and Section 9-612 of the Uniform Commercial Code) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine

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not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of the Credit Agreement or any other Loan Documents and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of the Credit Agreement. Each Lender, by its acceptance of the benefits of this Agreement, hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of Collateral.

For purposes of this Section 5.01, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code.

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SECTION 5.02 Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and all other fees, indemnities and other amounts owing or reimbursable to the Administrative Agent under any Loan Document in its capacity as such;

SECOND, to the payment of that portion of the Obligations constituting fees (other than the Early Payment Fee), indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause SECOND payable to them;

THIRD, to the payment of that portion of the Obligations constituting any Early Payment Fee payable to the Lenders and interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

FOURTH, to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH payable to them; and

LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Grantors or as otherwise required by applicable law.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned

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or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04 Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, may (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, “blue sky” or other state securities laws and (b) approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

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SECTION 6.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02 Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03 Subordination. Notwithstanding any provision of this Agreement to the contrary, (a) all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to, and may be exercised by such Guarantor solely after, the indefeasible payment in full in cash of the Obligations and (b) no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against (i) the Borrower or any other Grantor (including after payment in full of the Obligations), and each Guarantor shall be deemed to have waived all such rights and remedies, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of the Borrower or such other Guarantor whether pursuant to the Loan Documents or otherwise or (ii) the Secured Parties or any of their assignees or transferees of the Collateral.. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder. The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated and junior to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

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SECTION 7.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02 Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by, or on behalf of, any Secured Party and notwithstanding that the Administrative Agent or any Secured Party may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

SECTION 7.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof, including by supplement, executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

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SECTION 7.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06 Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to the expense reimbursement and indemnification provisions as provided in Section 9.05 of the Credit Agreement.

(b) Each Grantor, jointly and severally, agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders to the same extent that the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(c) Each Grantor, jointly and severally, agrees to indemnify each Indemnitee to the same extent that the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(d) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Credit Agreement.

SECTION 7.07 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the attorney-in-fact of such Grantor, exercisable by the Administrative Agent whether or not an Event of Default exists, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor to (a) receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) request, demand, sue for, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, including any monies due or to become due under or by virtue of any of the Collateral, (c) sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) send verifications of Accounts to any Account Debtor, (e) commence and prosecute

29

any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent, and (h) use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, in each case, as determined in a final and nonappealable judgment by a court of competent jurisdiction..

SECTION 7.08 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09 Waivers; Amendment.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent or direction required in accordance with Section 9.08 of the Credit Agreement.

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SECTION 7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by email or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14 Jurisdiction; Consent to Service of Process.

(a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

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(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (a) of this Section 7.14. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of the Administrative Agent to serve process in any other manner permitted by law.

SECTION 7.15 Termination or Release.

(a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall automatically terminate when all the Obligations (other than unmatured or inchoate indemnity obligations) have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary or becomes an Excluded Subsidiary in a transaction permitted by the Credit Agreement.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent of the Lenders to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to clause (a), (b) or (c) above, the Administrative Agent shall promptly execute and deliver to any Grantor, solely at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party; provided that the Borrower shall have delivered a certificate executed by a Responsible Officer of the Borrower at least five Business Days prior to any such release pursuant to clause (a), (b) or (c) above, certifying that the applicable transaction is permitted under the Credit Agreement (and the Secured Parties, by accepting the benefits hereof, hereby direct and authorize the Administrative Agent to rely upon such certificate in performing its obligations under this Section 7.15(d)). Without limiting the

32

provisions of Section 7.06, the Borrower shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable and documented fees, charges and out of pocket expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16 Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to the Credit Agreement (including Section 5.12 of the Credit Agreement) shall enter into this Agreement as a Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Administrative Agent and such Subsidiary of a supplement in the form of Exhibit A hereto (which supplement shall be delivered by such Subsidiary within the time period specified in the Credit Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion)), such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17 Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that any right of setoff exercised by a Defaulting Lender shall be subject to Section 9.06 of the Credit Agreement.. The rights of each Secured Party under this Section 7.17 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have but shall not apply to any Excluded Assets.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MULBERRY HEALTH, INC., as Borrower

by
Name:
MULBERRY MANAGEMENT CORPORATION, as Guarantor

by
Name: Title:

Signature Page to Guarantee and Collateral Agreement

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent,

by
Name: Title:

Signature Page to Guarantee and Collateral Agreement

Schedule I to the Guarantee and

Collateral Agreement

GUARANTORS

Guarantor	Type of Organization	Jurisdiction of Organization/ Formation	Chief Executive Office	Organizational Identification Number
Mulberry Health Inc.	Corporation	Delaware	75 Varick Street, New York, NY 10013	5230394
Mulberry Management Corporation	Corporation	Delaware	75 Varick Street, New York, NY 10013	5584228

Schedule II to the Guarantee and

Collateral Agreement

EQUITY INTERESTS; PLEDGED DEBT SECURITIES

Grantor	Subsidiary	Certificate No.	No. Shares/Percentage Interest
Mulberry Health Inc.	Mulberry Insurance Agency, Inc.	1	1,000/100%

Mulberry Health Inc.	Mulberry Management Corporation (f/k/a Oscar Management Corporation)	001	1,000/100%

Mulberry Health Inc.	Oscar Health Plan, Inc.	1	1/100%

Mulberry Health Inc.	Oscar Buckeye State Insurance Corporation	1	10,000/100%

Mulberry Health Inc.	Oscar Health Plan of California	1	1,000/100%

Mulberry Health Inc.	Oscar Health Plan of Georgia	1	1,000/100%

Mulberry Health Inc.	Oscar Golden State Managed Care	1	1,000/100%

Mulberry Health Inc.	Oscar Health Plan of New York, Inc.	1	100/100%

Mulberry Health Inc.	Oscar Insurance Corporation	1	20,000,000/100%

Mulberry Health Inc.	Oscar Insurance Corporation of Ohio	1	10,000/100%

Mulberry Health Inc.	Oscar Health Plan of Pennsylvania Inc	1	1,000/100%

Mulberry Health Inc.	Oscar Insurance Company of Texas	3	289,889/100%

Mulberry Health Inc.	Oscar Health Plan of North Carolina, Inc.	1	100,000/100%

Schedule III to the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

Trademarks:

Grantor	Mark	Reg. Number	Filing Date	Registration Date
Mulberry Management Corporation	OSCAR HEALTH	6065287	02/27/2019	05/26/2020

Mulberry Management Corporation	OSCAR	4615253	12/20/2013	09/30/2014

Schedule IV to the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

Exhibit A to the Guarantee and

Collateral Agreement

SUPPLEMENT NO. [●] (this “Supplement”) dated as of [●] to the Guarantee and Collateral Agreement dated as of October 30, 2020 (the “Guarantee and Collateral Agreement”), among MULBERRY HEALTH, INC., a Delaware corporation (the “Borrower”), each Guarantor from time to time party thereto (each such Guarantor individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and HPS INVESTMENT PARTNERS, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of October 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower may become Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and a Grantor under the Guarantee and Collateral Agreement as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that set forth on Schedule I attached hereto is (a) a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary, (ii) any and all Intellectual Property now owned by the New Subsidiary, and (iii) any and all Commercial Tort Claims held by the New Subsidiary and (b) the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name: Title:

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent,

by
Name: Title:

Schedule I to

Supplement No. [●] to the

Guarantee and Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the Guarantee and Collateral Agreement.]

COMMERCIAL TORT CLAIMS

[Follow format of Schedule IV to the Guarantee and Collateral Agreement.]

NAME AND JURISDICTION OF ORGANIZATION OF NEW SUBSIDIARY

Name:

Jurisdiction of Organization:

Exhibit B to the

Guarantee and Collateral Agreement

FORM OF PERFECTION CERTIFICATE

[To be attached.]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[Date]

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Mulberry Health Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 5.04(d) of the Credit Agreement, the undersigned, solely in his or her capacity as the Chief Financial Officer of the Borrower, certifies as follows:

1.

[Attached hereto as Exhibit A are the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of the fiscal year ended December 31, 20[●] and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by [●], and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing substantial doubt about the ability of the Borrower and its consolidated Subsidiaries to continue as a going concern or (ii) any qualification or exception as to the scope of such audit other than solely as a result of the upcoming maturity of any Obligations or any prospective inability to satisfy the covenants set forth in Section 6.10 on a future date or for a future period) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, together with a customary “management discussion and analysis” provision][1].][2]

2.

[Attached hereto as Exhibit A are the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of the fiscal quarter ended [●], 20[●] and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its

[1]	To be included from and after the fiscal quarter ending March 31, 2021.
[2]	To be included if accompanying annual financial statements

Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments[, together with a customary “management discussion and analysis” provision][3].][4]

3.

[No Event of Default or Default has occurred and is continuing.] [If unable to provide the foregoing certification, attach an Annex A specifying the nature and extent of the Event of Default or Default that has occurred and is continuing and any corrective action taken or proposed to be taken with respect thereto.]

4.	[The aggregate amount of Gross Premiums written by the Borrower and the Subsidiaries for the four fiscal quarter period ending on the last day of the fiscal quarter ending [●], 20[●] is $[●]][5].

5.	[Attached hereto as Schedule 1 is a calculation of the Combined Ratio as of the last day of the fiscal quarter ending [●], 20[●], which calculation is true and correct.][6]

6.	Liquidity of the Loan Parties as of the date hereof is equal to $[●].

[The remainder of this page is intentionally left blank.]

[3]	To be included from and after the fiscal quarter ending March 31, 2021.
[4]	To be included if accompanying quarterly financial statements
[5]	To be included through the two-year anniversary of the Closing Date
[6]	To be included from and after the two-year anniversary of the Closing Date

IN WITNESS WHEREOF, the undersigned, solely in his or her capacity as Chief Financial Officer of the Borrower, has executed and delivered this certificate as of the date first set forth above.

MULBERRY HEALTH INC., as Borrower

By:
Name: Title: Chief Financial Officer

Exhibit A

Financial Reports

SCHEDULE I

Combined Ratio Calculation

EXHIBIT F

FORM OF AFFILIATE SUBORDINATION AGREEMENT

This Affiliate Subordination Agreement (this “Agreement”), dated as of [●], is entered into by and among each of the undersigned Loan Parties (each an “Obligor” and collectively, the “Obligors”), the parties identified as “Subordinated Creditors” on the signature pages hereto (the “Subordinated Creditors”) and HPS Investment Partners, LLC, in its capacity as Administrative Agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the “Lenders” and the “Secured Parties”, as such terms are defined in the Credit Agreement defined below (such Secured Parties being referred to herein as the “Senior Creditors”) to set forth the respective rights, remedies and interests of the Subordinated Creditors, on the one hand, and the Administrative Agent and the other Senior Creditors, on the other hand. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

RECITALS

A. The Subordinated Creditors may from time to time make unsecured loans to the Obligors.

B. Mulberry Health Inc., a Delaware corporation (the “Borrower”), the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby the Lenders have, among other things, made loans to the Borrower and appointed the Administrative Agent as such.

C. In order to induce the Lenders to extend financial accommodations to the Borrower under the Credit Agreement, the Subordinated Creditors have agreed to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subordination. Any and all Indebtedness of an Obligor to the Subordinated Creditors, including any principal and interest payments thereon, whether such Indebtedness is direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and whatever the amount and however evidenced (collectively, the “Subordinated Indebtedness”), is hereby subordinated in right of payment to the prior Payment in Full (as defined below) of all Obligations now or hereafter existing under the Credit Agreement and the other Loan Documents (collectively, the “Senior Indebtedness”).

2. No Payment on or Enforcement of Subordinated Indebtedness.

With respect to any Subordinated Indebtedness owed by any Obligor to any Subordinated Creditor that is not a Loan Party, until the Senior Indebtedness has been Paid in Full, such Subordinated Creditors will not ask for, schedule, accept, demand, sue for, take or receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in bankruptcy or otherwise) any payment of or on account of, or offer to make any discharge or release of, or cause any Obligor to honor any redemption, put or mandatory payment obligation with respect to, any of such Subordinated Indebtedness other than Permitted Payments (as defined below), nor shall such Subordinated Creditors exercise any rights of subrogation, reimbursement, contribution or other similar rights with respect to such Senior Indebtedness (other than with respect to Permitted Payments).

With respect to any Subordinated Indebtedness owed by any Obligor to any Subordinated Creditor that is a Loan Party, if any Event of Default has occurred and is continuing under the Credit Agreement and notice is given by the Administrative Agent to each such Subordinated Creditor, then such Subordinated Creditors will not ask for, schedule, accept, demand, sue for, take or receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in bankruptcy or otherwise) any payment of or on account of, or offer to make any discharge or release of, or cause any Obligor to honor any redemption, put or mandatory payment obligation with respect to, any of such Subordinated Indebtedness, nor shall such Subordinated Creditors exercise any rights of subrogation, reimbursement, contribution or other similar rights with respect to such Senior Indebtedness, until (x) the Senior Indebtedness has been Paid in Full or (y) such Event of Default has been cured or waived in accordance with, and to the extent permitted by, the Credit Agreement).

As used in this Agreement:

“Paid in Full” and “Payment in Full” shall mean the payment and satisfaction in full in cash or cash equivalents of all of the Senior Indebtedness (other than contingent indemnification obligations for which no claim has been made) and the termination of all Commitments under the Credit Agreement.

“Permitted Payments” shall mean payments in cash of accrued interest on, and repayments in cash of the principal amount of, Subordinated Indebtedness, in each case so long as at the time of, and after giving effect to such payments, no Event of Default shall have occurred and be continuing.

3. Subordinated Indebtedness to be Unsecured. The Subordinated Indebtedness shall at all times be unsecured. The Subordinated Creditors shall not seek to obtain, and shall not take, accept, obtain or have, any lien or security interest in or on any asset of any Obligor as security for all or any part of the Subordinated Indebtedness. In the event that a Subordinated Creditor obtains any Liens or security interests in or on any asset of any Obligor, such Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to the Administrative Agent such documents, agreements and instruments, and take such other actions, as the Administrative Agent may request to release and extinguish such Liens and security interests.

4. Instrument Legends. The faces of any instruments and documents evidencing Subordinated Indebtedness acquired after the date hereof will be forthwith inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of the Administrative Agent and the Senior Creditors pursuant to the terms of this Agreement.

5. Authorization of Administrative Agent. The Subordinated Creditors authorize and empower the Administrative Agent on behalf of the Senior Creditors, at any time that an Event of Default has occurred and is continuing to demand, to enforce payment by legal proceedings, and to receive and give acquittances for the Subordinated Indebtedness; provided that neither the Administrative Agent nor any Senior Creditor has any obligation to the Subordinated Creditors to demand, to enforce payment by legal proceedings, and to receive and give acquittances for the Subordinated Indebtedness; provided, further, that by accepting the benefit of this Agreement, the Senior Creditors expressly acknowledge and agree that this Agreement may be enforced only by the action of the Administrative Agent and no Senior Creditor shall have the right individually to seek to enforce or to enforce this Agreement or to realize upon the rights granted hereunder. The Obligors and the Subordinated Creditors hereby acknowledge and agree that this Agreement shall be a Loan Document.

6. Turnover. Should any payment or distribution be received by any Subordinated Creditor upon or with respect to Subordinated Indebtedness in violation of Section 2, such Subordinated Creditor shall immediately deliver the same to the Administrative Agent for the account of the Senior Creditors in the form received (except for endorsement or assignment by the Subordinated Creditor where required by the Administrative Agent), to be held as Collateral or distributed by the Administrative Agent as payment or prepayment of the Senior Indebtedness in accordance with the Credit Agreement and the other Loan Documents and, until so delivered, the same shall be held in trust by the Subordinated Creditor as the property of the Administrative Agent and the Senior Creditors.

7. Covenants of the Subordinated Creditors. Each Subordinated Creditor covenants and agrees with the Administrative Agent and the Senior Creditors that so long as this Agreement is in effect it shall not make or permit, any assignment, transfer, pledge or disposition, for collateral purposes or otherwise, of all or any part of the Subordinated Indebtedness; provided that such Subordinated Creditor (or, following the death of such Subordinated Creditor or its beneficiary, as applicable, the executor of such Person’s estate) may transfer all or any part of the Subordinated Indebtedness if (a) the Administrative Agent consents or (b) the transferee is a Subsidiary and acknowledges in writing that it is bound by the terms of this Agreement as if it were originally named as a Subordinated Creditor herein. Any purported assignment, transfer, pledge or disposition, for collateral purposes or otherwise, of all or any part of the Subordinated Indebtedness that does not comply with this Section 7 shall be null and void.

8. Continuing Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Subordinated Creditors, the Obligors, the Administrative Agent and the Senior Creditors shall not be affected, modified or impaired in any manner or to any extent by (a) the validity or enforceability (or any lack thereof) of any of the Credit Agreement, the other Loan Documents, or any documents evidencing the Subordinated Indebtedness, or (b) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness, the Credit Agreement, the other Loan Documents, the Subordinated Indebtedness or any documents evidencing the Subordinated Indebtedness. Each Subordinated Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of any Reorganization (as defined below).

9. Non-Reliance by Subordinated Creditors. Each Subordinated Creditor delivers this Agreement based solely on such Subordinated Creditor’s independent investigation of (or decision not to investigate) the financial condition of the Obligors and is not relying on any information furnished by the Administrative Agent or any Senior Creditor. Each Subordinated Creditor assumes full responsibility for obtaining any further information concerning the Obligors’ financial condition, the status of the Senior Indebtedness or any other matter which such Subordinated Creditor may deem necessary or appropriate now or later. Each Subordinated Creditor waives any duty on the part of the Administrative Agent or any Senior Creditor and agrees that the Subordinated Creditor is not relying upon nor expecting the Administrative Agent or any Senior Creditor to disclose to such Subordinated Creditor any fact now or later known by the Administrative Agent or any Senior Creditor, whether relating to the operations or condition of any Obligor, the existence, liabilities or financial condition of any guarantor of the Senior Indebtedness, the occurrence of any default with respect to the Senior Indebtedness, or otherwise, notwithstanding any effect such fact may have upon such Subordinated Creditor’s risk or such Subordinated Creditor’s rights against any Obligor. Each Subordinated Creditor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limitation, the possibility that the Obligors may incur Senior Indebtedness to the Senior Creditors after the financial condition of the Obligors or their ability to pay their debts as they mature, has deteriorated. Each Subordinated Creditor acknowledges and agrees that the Administrative Agent’s and the Senior Creditors’ rights under this Agreement are not conditioned upon pursuit by the Administrative Agent or the Senior Creditors of any remedy the Administrative Agent or the Senior Creditors may have against the Obligors or any other person.

10. Modification of Senior Indebtedness. The Administrative Agent and the Senior Creditors shall have the right, without notice to or consent of any Subordinated Creditor and without impairing the terms of subordination set forth herein, to amend, restate, refinance, supplement, extend, increase or modify the Senior Indebtedness, in any manner whatsoever. Without limiting the generality of the foregoing, the Administrative Agent (acting at the written direction of the Required Lenders) and the Senior Creditors may (but shall be under no obligation to) from time to time and without notice to any Subordinated Creditor, take any or all of the following actions:

(a) retain or obtain a security interest in any assets of the Obligors, any of the Obligors’ subsidiaries or any third party to secure any of the Senior Indebtedness;

(b) retain or obtain the primary or secondary obligation of any Obligor or Obligors with respect to any of the Senior Indebtedness;

(c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Indebtedness;

(d) waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by a Loan Party or any Subsidiaries under any documents evidencing the Senior Indebtedness;

(e) release, waive or compromise any obligation of the Obligors or any of their subsidiaries or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Senior Indebtedness;

(f) release any security interest in, or surrender, release or permit any substitution or exchange for, all or any part of the Collateral now or hereafter securing all or a portion of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

(g) demand payment or performance of any of the Senior Indebtedness from the Obligors or any of the other Loan Parties when permitted to do so under the Credit Agreement or the other Loan Documents at any time or from time to time, whether or not the Administrative Agent or the Senior Creditors shall have exercised any of their rights or remedies with respect to any property securing any of the Senior Indebtedness or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Senior Indebtedness.

11. Reinstatement of Agreement; Termination.

(a) Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by the Administrative Agent or any Senior Creditor in respect of the Senior Indebtedness is returned, disgorged or rescinded under any applicable state, foreign or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against the Subordinated Creditor as if the returned, disgorged or rescinded payment or credit had not been received or given by the Administrative Agent or any Senior Creditor, and whether or not the Administrative Agent or any Senior Creditor relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, each Subordinated Creditor agrees upon demand by the Administrative Agent to execute and deliver to the Administrative Agent those documents which the Administrative Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of such Subordinated Creditor to do so shall not affect in any way the reinstatement or continuation.

(b) Subject to the foregoing provision of this Section 11, this Agreement shall automatically terminate in its entirety upon the date the Senior Indebtedness is Paid in Full. A Subordinated Creditor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such Subordinated Creditor ceases to be a Subsidiary. An Obligor shall automatically be released to the extent it ceases to be a Subsidiary in a transaction permitted under Section 6.05 of the Credit Agreement. In connection with any termination or release pursuant to this paragraph (b), the Administrative Agent shall promptly execute and deliver to any Obligor at such Obligor’s expense, all documents that such obligor shall reasonably request to evidence such termination or release and take all other actions reasonably requested by such Obligor, at such Obligor’s expense, in connection with such release (and the Administrative Agent is hereby directed by the Senior Creditors to enter into any such documents and take any such actions in connection with any termination or release pursuant to this paragraph (b)).

12. Bankruptcy.

(a) In the event of any Reorganization (as defined below), all of the Senior Indebtedness shall be Paid in Full before any payment or distribution is made with respect to the Subordinated Indebtedness, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities (other than (i) Qualified Capital Stock or (ii) any securities that are subordinated to the Senior Indebtedness at least to the same extent as the Subordinated Indebtedness), which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Administrative Agent for the benefit of the Senior Creditors for application in payment of the Senior Indebtedness in accordance with the Credit Agreement, unless and until all such Senior Indebtedness shall have been Paid in Full. In the event that, notwithstanding the foregoing, upon any such Reorganization (as defined below) any payment or distribution on or in respect of Subordinated Indebtedness, whether in cash, property or securities (other than (i) Qualified Capital Stock or (ii) any securities that are subordinated to the Senior Indebtedness at least to the same extent as the Subordinated Indebtedness) shall be received by a holder of Subordinated Indebtedness before the date on which all Senior Indebtedness shall have been Paid in Full, such payment or distribution shall be promptly paid over to the Administrative Agent for the benefit of the Senior Creditors for application to the payment and satisfaction of all Senior Indebtedness remaining unpaid in accordance with the Credit Agreement until all such Senior Indebtedness shall have been Paid in Full. For purposes of this Agreement, “Reorganization” means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or bankruptcy, insolvency, reorganization, receivership or other statutory or common law proceedings or arrangements involving the Loan Parties or any of their Subsidiaries or any of their assets or the readjustment of any of their liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of any of them.

(b) Each Subordinated Creditor agrees, in connection with any such Reorganization, that while it shall retain any right to vote it would otherwise have in any such proceeding to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, such Subordinated Creditor agrees it will: (i) not file any motion for relief from the automatic stay or for adequate protection or similar relief or protection without the Administrative Agent’s prior written consent; (ii) not oppose any motion by the Administrative Agent or any Senior Creditor for relief from the automatic stay or for adequate protection or similar relief or protection; (iii) not oppose any request by the representative of the bankruptcy estate to use collateral or cash collateral if the Administrative Agent has consented to such use; and (iv) not object to or oppose a sale or other disposition of any assets securing the Senior Indebtedness (or any portion thereof) free and clear of its security interests, liens or other claims if the Senior Creditors have consented to such sale or disposition of such assets. In furtherance thereof, each Subordinated Creditor agrees not to oppose any post-petition motion filed or supported by the Administrative Agent for (w) adequate protection in respect of the Senior Indebtedness, (x) relief from the automatic stay to enforce any of its liens or in connection with the implementation of any such motion for adequate protection (including any substitution of collateral), (y) the application of cash collateral for use in the ordinary course of the business of the Obligors or (z) post-petition borrowing from some or all of the Senior Creditors regardless of amount and whether or not secured by security interests upon all or any part of the assets of any Obligor or the bankruptcy estate of the Borrower or any other Loan Party, which liens and security interests may also secure payments of all Senior Indebtedness (whether such Senior Indebtedness arose prior to the filing of the Reorganization petition or thereafter). Each Subordinated Creditor waives any claim it may now or hereafter have against the Administrative Agent and/or Senior Creditors arising out of the election of the application of Section 1111(b)(2) of the Bankruptcy Code. This Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code and shall be enforceable in any Reorganization.

13. Waivers of the Subordinated Creditor. Each Subordinated Creditor waives any right to require the Administrative Agent or any Senior Creditor to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from any Obligor; (c) marshal any Collateral the Administrative Agent or any Senior Creditor may at any time have as security for the Senior Indebtedness and waives all right to require the Administrative Agent or any Senior Creditor to first proceed against any guarantor or other person before proceeding against such Collateral or (d) pursue any other remedy in the Administrative Agent’s or the Senior Creditors’ power. Each Subordinated Creditor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior Indebtedness, and diligence in collecting any Senior Indebtedness, and agrees that the Administrative Agent and the Senior Creditors may, once or any number of times, modify the terms of any Senior Indebtedness, compromise, extend, increase, refinance, accelerate, renew or forbear to enforce payment of any or all Senior Indebtedness, or permit the Obligors to incur additional Senior Indebtedness, all without notice to any Subordinated Creditor and without affecting in any manner the unconditional obligations of the Subordinated Creditors under this Agreement. Each Subordinated Creditor waives any defense against the enforceability of this Agreement based upon or arising by reason of the application by an Obligor of the proceeds of any indebtedness for purposes other than the purposes represented by the Obligor to the Administrative Agent or the Senior Creditors.

14. Acknowledgment of Senior Creditors’ Rights to Sell, Assign etc. Senior Indebtedness. Each Subordinated Creditor acknowledges that the Senior Creditors have the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Senior Indebtedness and any related obligations, including this Agreement, but subject to any restrictions set forth in the Credit Agreement or any of the other Loan Documents.

15. Subrogation. After and subject to the Payment in Full of the Senior Indebtedness, and prior to the irrevocable and indefeasible repayment in full in cash of the Subordinated Indebtedness, each Subordinated Creditor shall be subrogated to the rights of the Senior Creditors to the extent that payments and distributions otherwise payable to the Subordinated Creditors have been applied to the Senior Indebtedness in accordance with the provisions of this Agreement. For purposes of such subrogation, no payments or distributions to the Senior Creditors of any cash, property or securities to which the Subordinated Creditors would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditors by the Subordinated Creditors, shall, as among the Obligors, their creditors (other than the Senior Creditors) and the Subordinated Creditors be deemed to be a payment or distribution by such Obligor to or on account of the Senior Indebtedness; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Administrative Agent and the Senior Creditors, on the other hand. The Administrative Agent and the Senior Creditors shall have no obligation or duty to protect the Subordinated Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Administrative Agent or the Senior Creditors be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Creditor.

16. Waivers; Modification. No waiver or modification of any of its rights or obligations of any party under this Agreement shall be effective unless the waiver or modification shall be in writing and signed by the Administrative Agent on behalf of the Senior Creditors, the Obligors and the Subordinated Creditors. Each waiver or modification shall be a waiver or modification only with respect to the specific matter to which the waiver or modification relates and shall in no way impair the rights of any party hereto or the obligations of any party hereto in any other respect.

17. Successors and Assigns. This Agreement shall bind and be for the benefit of the Subordinated Creditors, the Administrative Agent and the Senior Creditors and their respective successors and assigns. If this Agreement is executed by two or more persons, it shall bind each of them individually as well as jointly. The term “Obligor”, as used in this Agreement, includes any person, corporation, partnership or other entity which succeeds to the interests or business of any Obligor named above, the term “Senior Indebtedness”, as used in this Agreement, includes indebtedness of any successor Obligor to any one or more of the Administrative Agent or any Senior Creditor, and the term “Subordinated Indebtedness”, as used in this Agreement, includes indebtedness of any successor Obligor to the Subordinated Creditors.

18. Costs and Expenses of Administrative Agent and Senior Creditors. Each Subordinated Creditor jointly and severally agrees to reimburse the Administrative Agent and the Senior Creditors upon written demand for reasonable documented out-of-pocket costs and expenses (including court costs, legal fees and reasonable attorney fees, whether or not suit is instituted and, if instituted, whether at the trial or appellate level, in a bankruptcy, probate or administrative proceeding, or otherwise) incurred in enforcing any of the duties and obligations of the Subordinated Creditors under this Agreement following any breach by a Subordinated Creditor of its duties or obligations hereunder, but only if the Administrative Agent and the Senior Creditors are the prevailing parties in such enforcement action.

19. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Credit Agreement. All communications and notices hereunder to any Loan Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

20. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by electronic mail in .pdf format of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

21. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

22. JURISDICTION; CONSENT TO SERVICE OF PROCESS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Subordinated Creditors and the Administrative Agent, on behalf of the Senior Creditors, have caused this Agreement to be executed as of the date first written above.

[●], as a Subordinated Creditor	ADDRESS FOR NOTICES:

By:	[●]

Name:
Title:

[●], as an Obligor	ADDRESS FOR NOTICES:

By:	[●]

Name:
Title:

HPS INVESTMENT PARTNERS, LLC, as	ADDRESS FOR NOTICES:
Administrative Agent

By:	HPS INVESTMENT PARTNERS, LLC

Name:	40 West 57th Street, 33rd Floor
Title:	New York, NY 10019
Attn: Aman Malik, Jake Blair and Alexey Pazukha
Email: aman.malik@hpspartners.com;
jake.blair@hpspartners.com; and
alexey.pazukha@hpspartners.com
Telephone: (212) 287-6845

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Mulberry Health Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, expires, or becomes obsolete or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name: Title:

Date:                     , 20

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Mulberry Health Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, expires, or becomes obsolete or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name: Title:

Date:                     , 20

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Mulberry Health Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, expires, or becomes obsolete or inaccurate in any respect, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Mulberry Health Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, expires, or becomes obsolete or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20

EXHIBIT H

FORM OF NOTICE OF CONVERSION/CONTINUATION

Date:                     ,

To:	HPS Investment Partners, LLC, as Administrative Agent

40 W. 57th Street – 33rd Floor

New York, NY 10019

Email: hpsagency@alterdomus.com

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Mulberry Health, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and HPS Investment Partners LLC, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.10 of the Credit Agreement, the Borrower hereby gives you irrevocable notice of the [conversion][continuation] of the Loans specified herein, that:

(A)	Type of Loans[1] comprising [conversion][continuation]:

(B)	Aggregate amount to be [converted][continued]:	$

(C)	Borrowing to be [converted into][continued as] [Eurodollar][ABR] Borrowing:	$

(D)	Date of conversion, which is a Business Day:

[Signature page follows.]

[1]	Specify Eurodollar Borrowing or ABR Borrowing.

Exhibit H - 1

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

MULBERRY HEALTH, INC., as Borrower

By:
Name:
Title:

Exhibit H - 2